Exhibit 10.2

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

Dated as of February 22, 2012

among

HORIZON PHARMA USA, INC. and

HORIZON PHARMA, INC.

(as Borrowers),

CORTLAND CAPITAL MARKET SERVICES LLC

(as Administrative Agent)

and

The Other Lenders Party Hereto

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of February 22, 2012 (the “Effective Date”) by and among HORIZON PHARMA USA, INC., a Delaware corporation (formerly called HORIZON THERAPEUTICS, INC.) (“Horizon”) and HORIZON PHARMA, INC., a Delaware corporation (“Horizon Pharma” and together with Horizon, each a “Borrower” and, collectively, jointly and severally, the “Borrowers”), the Lenders listed on the signature pages hereto or otherwise party hereto from time to time, and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, with an office located at 225 West Washington Street, Suite 1450, Chicago, Illinois 60606 (“Cortland”), as administrative agent for the Lenders, or any successor administrative agent (in such capacity, the “Administrative Agent”), provides the terms on which the Lenders shall make, and Borrowers shall repay, the Credit Extensions (as hereinafter defined). The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Horizon Pharma shall be given effect for purposes of measuring compliance with any provision of Section 6.12 or Section 7 unless the Borrowers and the Required Lenders agree to modify such provisions to reflect such changes in Applicable Accounting Standards and, unless such provisions are so modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in Applicable Accounting Standards. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.	LOANS AND TERMS OF PAYMENT

2.1. Promise to Pay.

Borrowers hereby unconditionally promise to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrowers by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2. Term Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrowers on the Effective Date in the aggregate amount of Sixty Million Dollars ($60,000,000), to be allocated as between the Borrowers as the Borrowers shall determine, according to, and not exceeding the amount of, such Lender’s respective Term Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”); provided that no Lender shall have any liability for the failure of any other Lender to do so. After repayment, no Term Loan may be re-borrowed.

(b) Repayment. Borrowers shall make quarterly payments of interest in arrears commencing on the first (1st) Payment Date following the Effective Date, and continuing on the Payment Date of each successive quarter thereafter. All unpaid principal and accrued and unpaid interest with respect to the Term Loans are due and payable in full on the Term Loan Maturity Date. The Term Loans may be prepaid only in accordance with Section 2.2(c) or 2.2(d), except as provided in Section 9.1.

(c) Mandatory Prepayments.

(i) Upon the receipt of any Net Cash Proceeds of any Transfer by (or for the benefit of) Horizon Pharma or any of its Subsidiaries (other than (i) any Permitted License, the Net Cash Proceeds of which for all such Permitted Licenses from and after the Effective Date do not exceed $10,000,000 in the aggregate and which have been duly notified to the Administrative Agent and the Lenders in writing and (ii) any Transfer of Inventory in the ordinary course of business), each Lender may elect to require Borrowers to prepay its Term Loans, upon written notice given to Administrative Agent, the other Lenders and Borrowers (each such notice, a “Transfer Prepayment Election”) no later than ten (10) Business Days after receipt by the Administrative Agent of a Transfer Notice with respect to such Transfer, in which case Borrowers shall pay to the Administrative Agent, for distribution to the Lenders that have submitted a Transfer Prepayment Election within such ten (10) Business Day period, an amount equal to their respective Pro Rata Share of 100% of the Net Cash Proceeds received by Horizon Pharma or such Subsidiary in connection with such Transfer, such payment by the Borrowers to be on the date that is thirteen (13) Business Days after receipt by the Administrative Agent of the applicable Transfer Notice, to the extent such Net Cash Proceeds exceed $500,000 in the aggregate in any fiscal year. Nothing contained in this clause (i) shall permit any Borrower or any of their respective Subsidiaries to make a Transfer of any property that is not otherwise permitted by the terms of this Agreement. Borrowers shall promptly, and in any event no later than two (2) Business Days thereafter, notify Administrative Agent and Lenders in writing of the receipt (directly or indirectly) of Net Cash Proceeds of any Transfer by (or for the benefit of) Horizon Pharma or any of its Subsidiaries, other than those excluded as set forth above, which notice shall include reasonable detail as to the nature and amount thereof (each such notice, a “Transfer Notice”). After receipt by the Administrative Agent of a Transfer Prepayment Election from any Lender, the Administrative Agent shall, no later than two (2) Business Days thereafter, notify Borrowers and such Lender of its respective Pro Rata Share of the applicable prepayment. For the avoidance of doubt, no Change in Control Premium or Special Premium shall be payable in connection with a prepayment solely pursuant to this Section 2.2(c)(i).

(ii) Upon the receipt of any Extraordinary Receipts by (or for the benefit of) any Credit Party, each Lender may elect to require Borrowers to prepay its Term Loans, upon written notice given to Administrative Agent, the other Lenders and Borrowers (each such notice, an “Extraordinary Receipts Prepayment Election”) no later than ten (10) Business Days after receipt by the Administrative Agent of an Extraordinary Receipts Notice with respect to the receipt of such Extraordinary Receipts, in which case Borrowers shall pay to the Administrative Agent, for distribution to the Lenders that have submitted an Extraordinary Receipts Prepayment Election within such ten (10) Business Day period, an amount equal to their respective Pro Rata Share of 100% of such Extraordinary Receipts received by such Credit Party, such payment by the Borrowers to be on the date that is thirteen (13) Business Days after receipt by the Administrative Agent of the applicable Extraordinary Receipts Notice. Borrowers shall promptly, and in any event no later than two (2) Business Days thereafter, notify Administrative Agent and Lenders in writing of the receipt of any Extraordinary Receipts by (or for the benefit of) any Credit Party, which notice shall include reasonable detail as to the nature and amount thereof (each such notice, an “Extraordinary Receipts Notice”). After receipt by the Administrative Agent of an Extraordinary Receipts Prepayment Election from any Lender, the Administrative Agent shall, no later than two (2) Business Days thereafter, notify Borrowers and such Lender of its respective Pro Rata Share of the applicable prepayment. For the avoidance of doubt, no Prepayment Premium, Makewhole Amount, Change in Control Premium or Special Premium shall be payable in connection with a prepayment solely pursuant to this Section 2.2(c)(ii).

(iii) The foregoing to the contrary notwithstanding, a Borrower shall not be required to make a prepayment otherwise required pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii) with Reinvestment Eligible Funds so long as: (A) no Default or Event of Default has occurred and is continuing on the date the applicable Credit Party receives such Reinvestment Eligible Funds or on the date such amounts are to be released from the Reinvestment Proceeds Account to the applicable Borrower for reinvestment pursuant to this Section 2.2(c)(iii), (B) such Borrower delivers a notice (a “Reinvestment Notice”) on or prior to the date that the applicable Credit Party receives the monies constituting such Reinvestment Eligible Funds notifying Administrative Agent and the Lenders of the intent of such Credit Party to use such Reinvestment Eligible Funds (1) to repair, restore, or replace the assets that were the subject of the Transfer or Event of Loss giving rise to such amounts with long term assets (for the avoidance of doubt, which long term assets shall not include Inventory) of equal or greater fair market value which will be useful in the conduct of its business in accordance with past practice, (2) within the period specified in such notice, which period shall not exceed the earlier of (x) 180 days after the receipt of such Reinvestment Eligible Funds by such Credit Party and (y) the Term Loan Maturity Date, and (C) pending the reinvestment described in clause (B)(1) above, such Reinvestment Eligible Amounts are deposited in a cash collateral account over which Administrative Agent (on behalf of the Secured Parties) has a perfected first-priority Lien pursuant to a Control Agreement in form and substance satisfactory to the Administrative Agent and the Required Lenders (the “Reinvestment Proceeds Account”). If all or any portion of such Reinvestment Eligible Funds are not used within the period specified in the Reinvestment Notice (subject to the limitations set forth in the preceding sentence regarding the outside date of any such period), the remaining portion shall be applied to the Term Loans on the last day of such specified period (or such lesser period as a result of the limitations set forth in the preceding sentence) in accordance with Section 2.2(c)(i) or Section 2.2(c)(ii), as applicable.

(iv) Upon a Change in Control, each Lender may elect to require Borrowers to prepay its Term Loans in full, upon written notice given to Administrative Agent and Borrowers (each such notice, a “Change in Control Prepayment Election”) no later than ten (10) Business Days after receipt by the Administrative Agent of a Change in Control Notice with respect to the consummation of such Change in Control, in which case Borrowers shall pay to the Administrative Agent, for distribution to the Lenders that have submitted a Change in Control Prepayment Election within such ten (10) Business Day period in accordance with their respective Pro Rata Share thereof, an amount equal to the sum of the Term Loans of all Lenders that have submitted a Change in Control Prepayment Election together with an amount equal to the applicable Change in Control Premium, such payment by the Borrowers to be on the date that is thirteen (13) Business Days after receipt by the Administrative Agent of the applicable Change in Control Notice. Borrowers shall promptly, and in any event no later than two (2) Business Days thereafter, notify Administrative Agent and Lenders in writing of the consummation of a Change in Control, which notice shall include reasonable detail as to the nature and other circumstances of such Change in Control (each such notice, a “Change in Control Notice”). For the avoidance of doubt, no Prepayment Premium, Makewhole Amount or Special Premium shall be payable in connection solely with a prepayment pursuant to this Section 2.2(c)(iv).

(v) Each Lender may elect to require Borrowers to prepay a portion of its Term Loans on the first day of each fiscal quarter of Horizon Pharma, commencing with the fiscal quarter beginning April 1, 2013 by delivering an Amortization Election to the Administrative Agent, the other Lenders and the Borrowers no later than fifteen (15) calendar days preceding the beginning of each such fiscal quarter, which notice shall indicate such Lender’s election to require Borrowers to prepay a portion of its Term Loans and the aggregate amount of such Lender’s Term Loans (not to exceed $3,978,296 per Amortization Payment Date) such Lender is electing to require Borrowers to prepay. On the applicable Amortization Payment Date, Borrowers shall prepay to the Administrative Agent, for distribution to the Lenders that have delivered an Amortization Election no later than (15) calendar days preceding the beginning of the applicable fiscal quarter, an amount determined as follows:

(1) if all Lenders that have delivered Amortization Elections within such fifteen (15) calendar day period have elected, in the aggregate, to have $3,978,296 or less of their Term Loans prepaid, Borrowers shall prepay to the Administrative Agent, for distribution to each such Lender, the amount of each such Lender’s Term Loans that each such Lender has elected to have prepaid;

(2) if all Lenders that have delivered Amortization Elections within such fifteen (15) calendar day period have elected, in the aggregate, to have more than $3,978,296 of their Term Loans prepaid, Borrowers shall prepay to the Administrative Agent, for distribution to each such Lender, an amount of each such Lender’s Term Loans equal to the lesser of (x) $3,978,296 multiplied by such Lender’s Pro Rata Share, and (y) the amount of such Lender’s Term Loans such Lender has elected to have prepaid (the sum of all such resulting payments on such Amortization Payment Date, the “Initial Amortization Amount”). If the Initial Amortization Amount is less than $3,978,296 then each Lender that received less than the amount set forth in its Amortization Election as a result of the application of subclause (x) in the immediately preceding sentence (the “Specified Lenders”) shall also receive its Pro Rata Share (calculated on a basis taking into account only the Term Loans of the Specified Lenders) of an amount equal to $3,978,296 less the Initial Amortization Amount.

For the avoidance of doubt, no Prepayment Premium, Makewhole Amount, Change in Control Premium or Special Premium shall be payable in connection solely with a prepayment pursuant to this Section 2.2(c)(v).

(d) Permitted Prepayment of Term Loans. Borrowers shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided (i) Borrowers provide written notice to Administrative Agent of their election (which shall be irrevocable unless the Required Lenders otherwise consent in writing) to prepay the Term Loans at least ten (10) Business Days prior to such prepayment and (ii) such prepayment shall be accompanied by any amounts payable pursuant to Section 2.2(f)(i) or Section 2.2(f)(ii), as applicable, and all other amounts payable or accrued and not yet paid hereunder and the other Loan Documents. For the avoidance of doubt, no Change in Control Premium or Special Premium shall be payable in connection solely with a prepayment pursuant to this Section 2.2(d).

(e) Prepayment Application. All prepayments by the Borrowers pursuant to Section 2(c) and Section 2(d) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to the date of payment in full, which, for the avoidance of doubt, shall not include any such interest that has already been capitalized and added to the then outstanding principal amount of the Term Loans in accordance with Section 2.3(a). Any prepayment of the Term Loans (together with any accompanying Makewhole Amount, Prepayment Premium, Change in Control Premium or Special Premium, as the case may be, that is payable pursuant to Section 2.2(c)(iv) or Section 2.2(f)), whether pursuant to Section 2.2(c) or Section 2.2(d) or as a result of acceleration of the Term Loans pursuant to Section 9, shall be paid to the Administrative Agent for application to the Obligations in the following order: (i) first, to due and unpaid Agent Expenses, (ii) second, to due and unpaid Lender Expenses , (iii) third, to accrued and unpaid interest at the Default Rate, (iv) fourth, to accrued and unpaid interest at the non-Default Rate, (v) fifth, to the Prepayment Premium, Makewhole Amount, or Change in Control Premium, (vi) sixth, to the outstanding principal amount of the Term Loans being prepaid and (vii) seventh, to any remaining amounts then due and payable hereunder.

(f) Makewhole Amount; Prepayment Premium; Special Premium.

(i) Any prepayments of the Term Loans by the Borrowers (w) pursuant to Section 2.2(c)(i), (x) pursuant to Section 2.2(d), (y) as a result of the acceleration of the Term Loan Maturity Date due to an Event of Default described in Section 8.5 or (z) as a result of any other circumstance where any of the Credit Parties violate their obligations under this Agreement to avoid payment of such Makewhole Amount, in any such case, prior to the two and one half year anniversary of the Effective Date shall be accompanied by payment of the applicable Makewhole Amount.

(ii) Any prepayments of the Term Loans by the Borrowers (w) pursuant to Section 2.2(c)(i), (x) pursuant to Section 2.2(d), (y) as a result of the acceleration of the Term Loan Maturity Date due to an Event of Default described in Section 8.5 or (z) as a result of any other circumstance where any of the Credit Parties violate their obligations under this Agreement to avoid payment of such Prepayment Premium, in any such case, on or after the two and one half year anniversary of the Effective Date and prior to the four and one half year anniversary of the Effective Date shall be accompanied by payment of the applicable Prepayment Premium.

(iii) In addition to the foregoing, in the event that any prepayment or repayment of the Term Loans occurs or is required to occur on or prior to the Term Loan Maturity Date due to an automatic acceleration of the Obligations pursuant to Section 9.1(a), the Borrowers shall be required to pay an additional prepayment premium (the “Special Premium”) in an amount equal to $9,187,859 multiplied by a fraction equal to the number of days from the date of acceleration to the Term Loan Maturity Date over 1795.

2.3.	Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a fixed per annum rate (which rate shall be fixed for the duration of the Term Loans) equal to seventeen percent (17%) per annum, which interest shall be payable quarterly in accordance with Sections 2.2(b) and 2.3(d). Interest shall accrue on each Term Loan commencing on, and including, the day on which the Term Loan is made, and shall accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid. Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Borrowers may by written notice to the Administrative Agent and the Lenders no later than sixty (60) days prior to the applicable Payment Date (each, a “PIK Election Notice”) elect to pay interest on the Term Loans as follows: twelve percent (12%) per annum in cash and five percent (5%) per annum paid-in-kind (which payment-in-kind interest shall be capitalized on the applicable Payment Date and such capitalized amount shall be added to the then outstanding principal amount of the Term Loans and constitute outstanding principal for all purposes hereof). Notwithstanding the foregoing, to the extent the Obligations are accelerated or prepaid for any reason prior to delivery of a PIK Election Notice for the applicable Payment Date, if a PIK Election Notice was delivered in connection with the immediately preceding Payment Date, interest on the Obligations so accelerated or prepaid, as the case may be, for the period from and after the immediately preceding Payment Date through the date of such acceleration or prepayment, shall be paid as follows: twelve percent (12%) per annum in cash and five percent (5%) per annum paid-in-kind (which payment-in-kind interest shall be capitalized on the applicable Payment Date and such capitalized amount shall be added to the then outstanding principal amount of the Term Loans and constitute outstanding principal for all purposes hereof).

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default (and without notice to the Borrowers or demand by the Lenders for payment thereof), the Obligations shall bear interest at a rate per annum which is four percentage points (4.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and such interest shall be payable entirely in cash on demand of the Administrative Agent or the Required Lenders; provided that, absent payment of such interest at the Default Rate when due, such Default Rate interest shall be capitalized on the last day of each fiscal month and such capitalized amount shall be added to the then outstanding principal amount of the Term Loans and constitute outstanding principal for all purposes hereof. Payment, capitalization or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent.

(c) 360-Day Year. Interest shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days.

(d) Payments. Except as otherwise expressly provided herein, all loan payments by Borrowers hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payments are owed, at the Administrative Agent’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable quarterly on the Payment Date of each calendar quarter. Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrowers hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4. Fees. Borrowers shall pay:

(a) Facility Fee; Agent Fee. To the Lenders on the Effective Date, a fully earned, non-refundable facility fee of Six Hundred Thousand Dollars ($600,000) to be shared between the Lenders pursuant to their respective Pro Rata Share, and to the Administrative Agent on the Effective Date, the fully-earned, non-refundable first annual fee of Forty Five Thousand Dollars ($45,000). The Borrowers shall pay the annual fee of the Administrative Agent in the same amount on each anniversary of the Effective Date for so long as the Term Loan is outstanding;

(b) Lender Expenses; Agent Expenses. To the Lenders, all Lender Expenses incurred through and after the Effective Date, upon demand. To the Administrative Agent, all Agent Expenses incurred through and after the Effective Date, upon demand.

2.5. Requirements of Law; Increased Costs. In the event that any applicable Change in Law:

(a) Does or shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Term Loans made hereunder, or change the basis of taxation of payments to such Lender of principal, fee, interest or any other amount payable hereunder (except, in each case, Indemnified Taxes and Taxes described in clauses (b) through (c) of the definition of Excluded Taxes and Connection Income Taxes);

(b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any applicable lending office of any Lender making Term Loans hereunder; or

(c) Does or shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining any Term Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, Borrowers shall promptly pay to the Administrative Agent for remittance to such Lender, upon its receipt of the certificate described below, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrowers through the Administrative Agent of the event by reason of which it has become so entitled, and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through the Administrative Agent, to Borrowers shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Term Loans and all other Obligations. Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be under any obligation to compensate any Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.

2.6. Taxes; Withholding, etc.

(a) All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment. In addition, Borrowers agree to pay, and shall indemnify and hold Administrative Agent and each Lender harmless from, Other Taxes, and within thirty days after the date of paying such sum, the Borrowers shall furnish to the Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

(b) If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to the Administrative Agent or any Lender under any of the Loan Documents: (i) Borrowers shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as any Borrower becomes aware of it; (ii) Borrowers shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions applicable to additional sums payable under this Section 2.6(b)), the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrowers shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority. The Borrowers shall indemnify the Administrative Agent and each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(b)) paid by each Lender and any liability (including penalties, interest and expense) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6 shall be made within thirty days from written demand therefor.

(c) Each Lender (including any assignee or participant that will be a Lender as of the Effective Date) that is not a United States Person (as such term is defined in Section 7701(a)(30) of the IRC) for U.S. federal income Tax purposes (a “Non U.S. Lender”) shall deliver to the Administrative Agent for transmission to the Borrowers, on or prior to, the Effective Date and, the date on which a Lender transfer occurs, and at such other times as may be necessary in the determination of Borrowers or the Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (along with Form W-9 or W-8BEN for each beneficial owner that it expects to receive, directly or indirectly, a payment of interest on a Term Loan), or any successor forms, properly completed and duly executed by such Lender, and such other documentation required under the IRC and reasonably requested by Borrowers to establish the appropriate amount of any deduction or withholding of United States federal Tax, if any, with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. If a Non U.S. Lender is an Approved Fund, partnership, trust, estate or other entity for which the amount of any deduction or withholding of Federal Tax will be determined at the owner, partner or beneficiary level, or if the Lender serves as an intermediary, such additional documentation shall include Internal Revenue Service Form W-8IMY (or any successor forms) and such other information as maybe necessary (i) to determine the appropriate amount of Federal Tax to deduct and withhold, and (ii) to allow the Borrowers to comply with their obligation to deduct and withhold any Tax and their Tax reporting obligations. Each non U.S. Lender that is not a bank described in Section 881(c)(3)(A) of the IRC shall provide a statement to the Administrative Agent and the Borrowers stating whether it, or any of the beneficial owners for whom it is receiving a payment of interest on a Term Loan, is entitled to claim an exemption from a deduction or withholding of Federal Tax pursuant to the portfolio interest exception contained in Section 871(h) or Section 881(c) of the IRC. If the Lender, or any of the beneficial owners for whom it is receiving a payment of interest on a Term Loan, is entitled to claim such an exemption it shall provide the Administrative Agent and the Borrowers a statement, signed under penalty of perjury, that it, or any of the beneficial owners for whom it is receiving a payment of interest on a Term Loan, is not (i) a “bank” as described in Section 881(c)(3)(A) of the IRC, or (ii) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC). A non U.S. Lender claiming the portfolio interest exception shall also provide the Administrative Agent for transmission to the Borrowers with a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments, including Form W8-BEN for each beneficial owner for whom it is receiving a payment of interest on a Term Loan) and such other information as the Administrative Agent or the Borrowers may reasonably request. Each Lender (including any assignee or participant that will be a Lender as of the Effective Date) that is a United States person (as such term is defined in Section 7701(a)(30) of the IRC) for United States federal income Tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and Borrowers on or prior to the Effective Date and, the date on which a Lender transfer occurs, two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding. Each Lender required to deliver any forms, statements, certificates or other evidence with respect to United States federal Tax or backup withholding matters pursuant to this Section 2.6(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent and the Borrowers two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-9 or W-8IMY (along with Forms W-9 and W-8BEN for each beneficial owner for whom it expects to receive a payment of interest on a Term Loan), or any successor form, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the IRC and reasonably requested by Borrowers to confirm or establish that such Lender is not subject to deduction, backup withholding or withholding of United States federal Tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence. Borrowers shall not be required to pay any additional amount to any Non U.S. Lender under Section 2.6(b)(iii) if such Lender (or Administrative Agent) shall have failed (1) to timely deliver to the Administrative Agent (or the Borrowers) the forms, certificates or other evidence referred to in this Section 2.6(c), or (2) to notify the Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.6(c) on the Effective Date, nothing in this last sentence of this Section 2.6(c) shall relieve Borrowers of their obligations to pay any additional amounts pursuant to this Section 2.6 in the event that, solely as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof by any applicable Governmental Authority, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

(d) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or a credit or offset for any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund, credit or offset (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay, credit or offset such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.7. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Term Loan on the Effective Date when such funding is due according to the terms and conditions hereof (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; and (b) to the extent permitted by applicable law, until such time as the Defaulting Lender shall have cured such Funding Default, (i) any voluntary prepayment of the Term Loans shall, if such paying Borrower so directs at the time of making such voluntary prepayment, be applied to the Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding, and (ii) any mandatory prepayment of the Term Loans shall, if such paying Borrower so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that such paying Borrower shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b). No Term Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.7, performance by Borrowers of their obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.7. The rights and remedies against a Defaulting Lender under this Section 2.7 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender with respect to any Funding Default and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.8. Evidence of Debt; Register; Lenders’ Books and Records; Term Loan Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Commitments or Borrowers’ Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern, absent manifest error.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its principal office (as specified in, or as otherwise identified upon notice to the other parties hereto in accordance with, Section 11), a register for the recordation of the names and addresses of each Lender, such Lender’s Term Commitments, the related principal of, and stated interest on, the Term Loans of each Lender and the Term Loan Notes held by such Lender (the “Register”). The Register shall be available for inspection by Borrowers and any Lender (with respect to any entry relating to such Lender’s Term Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Commitments and the related principal of, and interest on, the Term Loans of each Lender in accordance with the provisions of Section 13.1, and each repayment or prepayment in respect of the principal amount of the Term Loans and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Commitments or Borrowers’ Obligations in respect of any Term Loan. Borrowers hereby designate Administrative Agent to serve as Borrowers’ agent solely for purposes of maintaining the Register as provided in this Section 2.8, and Borrowers hereby agree that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnified Persons.”

(c) Term Loan Notes. If so requested by any Lender by written notice to Borrowers and Administrative Agent at least two Business Days prior to the Effective Date, or at any time thereafter, Borrowers with respect to such Term Loan shall execute and deliver to such Lender and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 13.1 on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after Borrowers’ receipt of such notice) a Term Loan Note to evidence such Lender’s Term Loan.

3.	CONDITIONS OF LOANS

3.1. Conditions Precedent to Term Loans. Each Lender’s obligation to advance the Term Loans is subject to the condition precedent that the Administrative Agent and each Lender shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders, such documents, and completion of such other matters, as the Administrative Agent and the Lenders may reasonably deem necessary or appropriate, including, without limitation:

(a) copies of the Loan Documents originally executed and delivered by each applicable Credit Party, and each schedule to such Loan Documents (such schedules to be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders), including, without limitation, this Agreement, the Security Agreement, each IP Agreement and each Control Agreement required by the Lenders;

(b) Operating Documents of each of the Credit Parties;

(c) the Perfection Certificates for Horizon Pharma and its Subsidiaries;

(d) the organizational structure and capital structure of Horizon Pharma and each of its Subsidiaries shall be as set forth on Schedule 3.1(d);

(e) a good standing certificate for each Credit Party, certified by the Secretary of State of the State of incorporation of such Credit Party as of a date no earlier than thirty (30) days prior to the Effective Date;

(f) a Secretary’s Certificate with completed Borrowing Resolutions for each Credit Party;

(g) certified copies, dated as of a recent date, of lien searches, as the Administrative Agent or the Required Lenders shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements or other documents either constitute Permitted Liens or have been or, in connection with the Term Loans, will be terminated or released;

(h) each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

(i) a landlord’s consent in favor of the Administrative Agent for each Credit Party’s leased locations (other than the leased location located at 533 Bryant Street, Suite 6; Palo Alto, CA 94301) by the respective landlord thereof (which consent shall include an agreement by such landlord to permit reasonable access to such leased premises by the Administrative Agent or its agents upon an Event of Default for purposes of removal of any and all Collateral, if such leased premises is a warehouse, distribution center or other location at which a material amount of Collateral is located), together with the duly executed original signatures thereto;

(j) opinions of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent and the Lenders) to the Credit Parties (including the opinion of Cooley LLP in the form attached hereto as Exhibit D)with respect to the creation and perfection of the security interests in favor of the Administrative Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as the Administrative Agent or any Lender may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent and the Lenders;

(k) a copy of any registration rights agreement, investors’ rights agreement or other similar agreement relating to, governing or otherwise affecting the ownership of the capital stock or other equity ownership interests of any Credit Party, and any amendments thereto;

(l) evidence that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of the Administrative Agent, for the ratable benefit of the Lenders;

(m) payoff letters from Kreos, Oxford and SVB in respect of the Indebtedness outstanding under the Existing Kreos Loan Agreement and the Existing Oxford/SVB Loan Agreement;

(n) evidence that (i) the Liens securing any Indebtedness, guaranty or other obligations of the Borrowers and Horizon AG to Kreos under the Existing Kreos Loan Agreement have been terminated, (ii) the Liens securing any Indebtedness, guaranty or other obligations of the Borrowers to Oxford or SVB under the Existing Oxford/SVB Loan Agreement have been terminated and (iii) the documents and/or filings evidencing the perfection of the foregoing Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the funding of the Term Loans on the Effective Date, be terminated;

(o) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Administrative Agent and/or any Lender;

(p) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(q) copies of the Warrants originally executed and delivered by Horizon Pharma to Lenders;

(r) the original intercompany note dated June 28, 2010 issued by Horizon AG to Horizon Pharma in the original principal amount of $5,500,000, duly endorsed to the Administrative Agent (as amended and as the same may be amended from time to time to evidence advances from the Borrowers to Horizon AG permitted hereunder, the “Horizon AG Intercompany Note”) ;

(s) the original intercompany note dated June 2, 2011 issued by Horizon AG to Horizon Pharma in the original principal amount of €1,000,000, duly endorsed to the Administrative Agent (as amended and as the same may be amended from time to time to evidence advances from the Borrowers to Horizon AG permitted hereunder, the “Additional Horizon AG Intercompany Note”);

(t)(i) audited consolidated financial statements for Horizon Pharma and its Subsidiaries for the period ended December 31, 2010; and (ii) for the interim period from the most recent audited period to the Effective Date, internally prepared, unaudited consolidated financial statements for each quarterly period completed prior to the Effective Date, and for each monthly period completed 30 days prior to the Effective Date, all in form and substance satisfactory to Administrative Agent and Lenders, subject, in the case of any material, non-public information, to a confidentiality agreement that satisfies the requirements of Regulation FD;

(u) evidence satisfactory to Administrative Agent and to each Lender in the form of a certificate of the Chief Financial Officer of Horizon Pharma that, as of the Effective Date, after giving effect to the transactions occurring on such date, including, without limitation, the incurrence of Indebtedness under the Term Loan Notes, Horizon Pharma is Solvent and the Credit Parties, on a consolidated basis, are Solvent;

(v) payment of the fees, the Agent Expenses and other Lender Expenses then due as specified in Section 2.4 hereof;

(w) payment of fees and expenses of Beach Point Capital Management LP (“BPC”) related to BPC’s engagement of Houlihan Lokey in connection with the transactions contemplated hereby;

(x) evidence that there shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 5.6;

(y) a bailee waiver from each bailee in possession of any Collateral (other than Sanofi-Aventis, or any successor in interest), which bailee waivers shall be reasonably satisfactory in form and substance to the Lenders; and

(z) a certificate, dated the Effective Date and signed by a Responsible Officer of Horizon Pharma, confirming satisfaction of the conditions precedent set forth in this Section 3.1 and Section 3.2(b) and (c).

3.2. Additional Conditions Precedent to Term Loans. The obligation of each Lender to make the Term Loans is subject to the following additional conditions precedent:

(a) except as otherwise provided in Section 3.4, timely receipt of one or more executed Payment/Advance Forms in the form of Exhibit A hereto;

(b) the representations and warranties of the Credit Parties in this Agreement and the other Loan Documents shall be true, accurate, and complete on the Effective Date as if made on such date; and

(c) there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.

3.3. Covenant to Deliver. The Credit Parties agree to deliver to the Administrative Agent and the Lenders each item required to be delivered to the Administrative Agent and the Lenders under this Agreement as a condition precedent to any Credit Extension. The Credit Parties expressly agree that a Credit Extension made prior to the receipt by the Administrative Agent or the Lenders of any such item shall not constitute a waiver by the Administrative Agent or the Lenders of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in the Administrative Agent’s and the Lenders’ sole discretion. The request and acceptance by Borrowers of the proceeds of the Term Loan shall be deemed to constitute, as of the Effective Date, a representation and warranty by the Borrowers that the conditions in Section 3.1 and Section 3.2 have been satisfied.

3.4. Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loans set forth in this Agreement, to obtain the Term Loans, Borrowers shall notify the Administrative Agent (which notice shall be irrevocable on and after the date on which such notice is given and Borrowers shall be bound to make a borrowing in accordance therewith) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time two (2) Business Days prior to the Effective Date. Together with any such electronic or facsimile notification, Borrowers shall deliver to the Administrative Agent by electronic mail or facsimile a completed Payment/Advance Form for the requested Term Loans executed by a Responsible Officer of each applicable Borrower, or his or her designee. The Administrative Agent may rely on any telephone notice given by a person who the Administrative Agent believes is a Responsible Officer or designee. Each Lender shall make the amount of its Pro Rata Share of the Term Loans available to Administrative Agent not later than 2:00 p.m. (Eastern time) on the Effective Date by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent to the making of Term Loans specified herein, upon receipt from all Lenders of the entire principal amount of the Term Loans, the Administrative Agent shall make the proceeds of such Term Loans that it receives from the Lenders available to the requesting Borrower(s) on the Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be made available to the requesting Borrower(s) by wire transfer of immediately available funds in Dollars to such account as may be designated in writing to the Administrative Agent by the requesting Borrower(s).

4.	CREATION OF SECURITY INTEREST

4.1. Grant of Security Interest. Without limiting any other security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to any Collateral Document, each of the Credit Parties hereby grants the Administrative Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Administrative Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

4.2. Priority of Security Interest.

(a) Each Credit Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted by the terms of this Agreement to have superior priority to the Lien in favor of the Administrative Agent and the Lenders). If a Credit Party shall acquire a commercial tort claim, such Credit Party shall promptly notify the Administrative Agent in a writing signed by such Credit Party of the general details thereof and grant to the Administrative Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

(b) If this Agreement is terminated, the Administrative Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligations to make Credit Extensions has terminated, the Administrative Agent shall, at the Credit Parties’ sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to the appropriate Credit Parties.

4.3. Authorization to File Financing Statements. The Credit Parties hereby authorize the Administrative Agent to file financing statements, without notice to the Credit Parties, with all jurisdictions which the Administrative Agent and/or any Lender determines appropriate to perfect or protect the Administrative Agent’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either the Credit Parties or any other Person, shall be deemed to violate the rights of the Administrative Agent under the Code, except dispositions permitted hereunder. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail.

5.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and the Administrative Agent to enter into this Agreement and to make the Credit Extensions to be made on the Effective Date, each Credit Party, jointly and severally, represents and warrants to each Lender and the Administrative Agent that the following statements are true and correct as of the Effective Date:

5.1. Due Organization, Authorization; Power and Authority. Each of Horizon Pharma and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 5.1, (b) has all requisite power and authority to own, license and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations except where the failure to do so could not reasonably be expected to have a Material Adverse Change. Each Credit Party has all requisite power and authority to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby

5.2. Equity Interests and Ownership. The Equity Interests of Horizon Pharma and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and non assessable. Except as set forth on Schedule 5.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Horizon Pharma or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Horizon Pharma or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Horizon Pharma or any of its Subsidiaries of any additional membership interests or other Equity Interests of Horizon Pharma or any of its Subsidiaries or other Equity Interests convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Horizon Pharma or any of its Subsidiaries. Schedule 5.2 correctly sets forth the ownership interest of Horizon Pharma and its Subsidiaries in each of its respective Subsidiaries as of the Effective Date. The organizational structure and capital structure of Horizon Pharma and each of its Subsidiaries is as set forth on Schedule 3.1(d).

5.3. No Conflict; Government Consents. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party have been duly authorized and do not (i) conflict with any of such Credit Party’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (x) such Governmental Approvals which have already been obtained and are in full force and effect, (y) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation on or after the Effective Date and (z) any registration, consent, approval, notice or action to the extent that the failure to undertake or obtain such registration, consent, approval, notice or action could not reasonably be expected to result in a Material Adverse Change), (v) constitute an event of default under any material agreement by which such Credit Party is bound or (vi) require any approval of stockholders, members or partners or any approval or consent of any Person except for such approvals or consents which will be obtained on of before the Effective Date and disclosed in writing to the Administrative Agent and except for any such approvals or consents the failure of which to obtain will not result in a Material Adverse Change. Neither Horizon Pharma nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or its assets is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.4. Binding Obligation. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.5. Collateral. In connection with this Agreement, each Credit Party has delivered to the Administrative Agent a completed certificate signed by such Credit Party and its Subsidiaries (each, a “Perfection Certificate, and collectively, the “Perfection Certificates”). Each Credit Party represents and warrants to the Administrative Agent that:

(a)(i) its exact legal name is that indicated on its Perfection Certificate and on the signature page hereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in its Perfection Certificate; (iii) its Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) its Perfection Certificate accurately sets forth its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) it (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on its Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete (it being understood and agreed that each Credit Party may from time to time update certain information in its Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify the Administrative Agent of such occurrence and provide the Administrative Agent with such Credit Party’s organizational identification number. The Administrative Agent and the Lenders hereby agree that the Perfection Certificates shall be deemed to be updated to reflect information provided in any notice delivered by any Credit Party to the Administrative Agent pursuant to the last full paragraph of Section 7.2 below; provided that any update to the Perfection Certificates by any Credit Party pursuant to the last full paragraph of Section 7.2 below shall not relieve any Credit Party of any other Obligation under this Agreement, including (without limitation) its Obligations pursuant to Section 6.7(b).

(b)(i) it has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder or under any Collateral Document, free and clear of any and all Liens except Permitted Liens, (ii) it has no deposit accounts, securities accounts, commodity accounts or other investment accounts other than the deposit accounts, securities accounts, commodity accounts or other investment accounts described in the Perfection Certificates delivered to the Administrative Agent in connection herewith, or of which such Credit Party has given the Administrative Agent notice and taken such actions as are necessary to give Administrative Agent a perfected security interest therein (and upon delivery of such notice and taking such action, the Perfection Certificates will be deemed to be updated with the information contained in such notice), (iii) Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificates or as permitted pursuant to Section 7.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

(c) All Inventory of Horizon Pharma and its Subsidiaries is in all material respects of good and marketable quality, free from material defects.

(d) An accurate, true and complete list of all registered or issued Intellectual Property and all applications for registration and issuance, which as of the Effective Date is owned by or exclusively licensed to any of the Credit Parties or its Subsidiaries or that any of the Credit Parties or its Subsidiaries has the right to acquire or license (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Required Lenders) (the “Company IP”) is set forth on Schedule 5.5(d). Except as set forth on Schedule 5.5(d), (x) each item of Company IP which is owned by any Credit Party or its Subsidiaries is valid and subsisting and no such Intellectual Property has lapsed, expired, been cancelled or become abandoned and (y) to the knowledge of the Credit Parties and their Subsidiaries, each such item of Company IP which is licensed by any such Credit Party or any of its Subsidiaries from another Person is valid and subsisting and has not been denied, rejected or invalidated, lapsed, expired, been cancelled or become abandoned. There are no published patents, patent applications, articles or prior art references that would reasonably be expected to materially adversely affect the validity or enforceability of any of the Patents or Patent applications within the Company IP. Each Person who has or has had any rights in or to the Company IP, including, each inventor named on the Patents and Patent applications within such Company IP filed by any Credit Party and/or its Subsidiaries, has executed an agreement assigning his, her or its entire right, title and interest in and to such Company IP, and the inventions embodied, described and/or claimed therein, to the stated owner thereof and, to the knowledge of such Credit Party or such Subsidiary, no such Person has any contractual or other obligation that would preclude or conflict with exploitation of the Included Products or entitle such Person to ongoing payments.

(e) Except for the Permitted Licenses: (i) the Credit Parties and their respective Subsidiaries possesses sole, exclusive and valid title to the Company IP for which it is listed as the owner on Schedule 5.5(d); and (ii) there are no Liens on or to any Company IP, other than Permitted Liens.

(f) There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Company IP which is owned by any of the Credit Parties or their Subsidiaries nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired. To the knowledge of any Credit Party or any of their Subsidiaries, there are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace for any of the Company IP which is not owned by any of the Credit Parties or their Subsidiaries, nor, to the knowledge of any Credit Party or any of their Subsidiaries, have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.

(g) Schedule 5.5(g) sets forth an accurate, true and complete list of all agreements pursuant to which any Credit Party or any of its Subsidiaries has the legal right to exploit Company IP that is owned by another Person for the manufacture, use, sale or supply of Included Products (the “Company IP Agreements”). There are no unpaid fees or royalties under any Company IP Agreement that have become due, or are expected to become overdue, as of the Effective Date. Each Company IP Agreement is legal, valid, binding, enforceable, and in full force and effect. Neither Horizon Pharma nor any of its Subsidiaries is in breach of any Company IP Agreement to which it is a party and, to the knowledge of Horizon Pharma or such Subsidiary, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.

(h) No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Company IP, other than pursuant to the Company IP Agreements and those fees payable to patent offices in connection with the prosecution and maintenance of such Company IP and associated attorney fees.

(i) No Credit Party or any of its Subsidiaries, or, to the knowledge of any Credit Party or any of its Subsidiaries, any other Person, has undertaken or omitted to undertake any acts, and no circumstance or grounds exist that are known to any Credit Party or any of its Subsidiaries, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of any Company IP or, in the case of Company IP owned or licensed by any Credit Party or any of its Subsidiaries, other than with respect to Permitted Licenses and except as set forth on Schedule 5.5(i), such Credit Party’s or such Subsidiary’s entitlement to exclusively exploit such Company IP.

(j) There is no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to Horizon Pharma or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor has any such Specified Dispute been threatened, in each case challenging the legality, validity, enforceability or ownership of any Company IP.

(k) Except as noted on Schedule 5.5(k), no Credit Party is a party to, nor is it bound by, any Restricted License.

5.6. Adverse Proceedings, etc. Except as set forth on Schedule 5.6, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Change. Neither Horizon Pharma nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.7. Financial Statements; Financial Condition; Books and Records. All consolidated financial statements of Horizon Pharma and each of its Subsidiaries delivered to the Administrative Agent were prepared in conformity with Applicable Accounting Standards and fairly present in all material respects the consolidated financial condition of Horizon Pharma and its Subsidiaries and their consolidated results of operations. There has not been any material deterioration in the consolidated financial condition of Horizon Pharma and its Subsidiaries since the date of the most recent financial statements submitted to the Administrative Agent. Neither Horizon Pharma nor any of its Subsidiaries has any contingent liability or liability for Taxes, long term lease (other than long-term leases entered into in the ordinary course of business) or unusual forward or long term commitment that is not reflected in the consolidated financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or condition (financial or otherwise) of Horizon Pharma and its Subsidiaries taken as a whole. There has not been any Material Adverse Change since the date of the most recent financial statements submitted to the Administrative Agent. Horizon Pharma’s and each of its Subsidiaries’ Books contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.

5.8. Solvency. As of the Effective Date, the fair salable value of each Credit Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; no Credit Party is left with unreasonably small capital after the transactions in this Agreement, and each Credit Party is able to pay its debts (including trade debts) as they mature. Without limiting the generality of the foregoing, as of the Effective Date, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution or liquidation of any Credit Party.

As of the Effective Date, no proposal has been made nor any resolution been adopted by any competent corporate body of any Credit Party for the statutory merger of such Credit Party with any other Person. As of the Effective Date, none of the Credit Parties has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (iii) suffered the appointment of a receiver to take possession of all or any portion of its assets, (iv) suffered the attachment or judicial seizure of all or any portion of its assets, (v) admitted in writing its inability to pay its debts as they come due, nor (vi) made an offer of settlement, extension or composition to its creditors generally.

5.9. Payment of Taxes. All federal, material state, material provincial and other material Tax returns and reports (or extensions thereof) of each Credit Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes reflected therein which are due and payable and all assessments, fees and other governmental charges upon any Credit Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any proposed Tax deficiency or assessment against it or any of its Subsidiaries which is not being actively contested by it or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with Applicable Accounting Standards shall have been made or provided therefor. Each Credit Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Credit Party has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Credit Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority. Neither any Credit Party nor any of its Subsidiaries have executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes nor has there been any request in writing for such extension. Neither any Credit Party nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither any Credit Party nor any of its Subsidiaries has any obligation under any written tax sharing agreement. No Credit Party nor any Subsidiary has been a member of an affiliated group filing a consolidated U.S. federal income tax return within the meaning of the IRC and has no liability for Taxes of any other Person under IRC Section 1.1502-6 (or similar provision of foreign, state, or local law) as a transferee or successor, by contract, or otherwise. No Credit Party nor any Subsidiary has distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by IRC Sections 355 or 361 during any year for which the statute of limitations does not bar the assessment of U.S. federal income tax.

5.10. Environmental Matters. Neither Horizon Pharma nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither Horizon Pharma nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each Credit Party’s knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Horizon Pharma or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To any Credit Party’s knowledge, no predecessor of Horizon Pharma or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and neither Horizon Pharma’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent. Compliance by Horizon Pharma and its Subsidiaries with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to result in, individually or in the aggregate, a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

5.11. Material Contracts. Schedule 5.11 contains a true, correct and complete list of all the Material Contracts in effect on the Effective Date, and, after giving effect to consummation of the transactions contemplated by this Agreement, except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

5.12. Regulatory Compliance. No Credit Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Credit Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board). Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act. Each of Horizon Pharma and its Subsidiaries and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the IRC and the regulations and published interpretations thereunder, except where such failure to comply could not reasonably be expected to result in any material liability of Horizon Pharma or its Subsidiaries or their respective ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of Horizon Pharma or its Subsidiaries or any of their respective ERISA Affiliates or the imposition of a Lien on any of the property of Horizon Pharma or any of its Subsidiaries. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of Horizon Pharma or its Subsidiaries or their respective ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Change.

5.13. Margin Stock. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Credit Extensions or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Term Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party or any of its Subsidiaries will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

5.14. Subsidiaries; Investments; Affiliate Transactions. Neither Horizon Pharma nor any of its Subsidiaries owns any stock, partnership interest or other equity securities except for Permitted Investments. Set forth on Schedule 5.14 hereto is a list of all transactions with any Affiliate of any Credit Party or any holder of 10% or more of the Equity Interests of any Credit Party or any of their respective Subsidiaries or any Affiliate of any such Person.

5.15. Employee Matters. Neither Horizon Pharma nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Horizon Pharma or any of its Subsidiaries, or to the best knowledge of any Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Horizon Pharma or any of its Subsidiaries or to the best knowledge of any Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Horizon Pharma or any of its Subsidiaries, and (c) to the best knowledge of any Credit Party, no union representation question existing with respect to the employees of Horizon Pharma or any of its Subsidiaries and, to the best knowledge of any Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to result in a Material Adverse Change.

5.16. Use of Proceeds. Borrowers shall use the proceeds of the Credit Extensions solely to repay the outstanding Indebtedness under the Existing Kreos Loan Agreement and the Existing Oxford/SVB Loan Agreement in full and to fund their general business requirements and not for personal, family, household or agricultural purposes.

5.17. Full Disclosure. No representation or warranty of any Credit Party contained in any Loan Document or in any other documents, certificates or written statements furnished to the Administrative Agent or Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Party furnishing such materials to be reasonable at the time made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.18. Patriot Act. To the extent applicable, Horizon Pharma and each of its Subsidiaries is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.19. Additional Representations and Warranties. The transactions contemplated by those agreements by and among the Credit Parties pursuant to which Horizon and Horizon AG became wholly owned Subsidiaries of Horizon Pharma have been consummated in accordance with their respective terms without derivation and the respective representations and warranties of the Credit Parties contained therein are true, accurate, and complete in all material respects on the Effective Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

5.20. Health Care Matters.

(a) Compliance with Health Care Laws. Each Credit Party and each of its Subsidiaries, and any Person acting on behalf of each Credit Party and each of its Subsidiaries. is in compliance in all material respects with all Health Care Laws applicable to it, its products and its properties or other assets or its business or operation.

(b) Material Statements. None of the Credit Parties or their Subsidiaries nor any officer, affiliate, employee or agent of any Credit Party or its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact to any Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to constitute a material violation of any Health Care Law. None of the Credit Parties or their Subsidiaries, nor any officer, affiliate, employee or agent of any Credit Party or its Subsidiaries, has made any untrue statement of fact regarding material claims incurred but not reported.

(c) Billing. No Credit Party or any of its Subsidiaries bills or receives reimbursement from any Governmental Payor Program or any Private Third Party Payor Programs.

(d) Proceedings; Audits. There are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority pending or threatened against any Credit Party or any of its Subsidiaries relating to any of the Health Care Laws.

(e) Prohibited Transactions. None of the Credit Parties or their Subsidiaries, directly or indirectly through any person acting on behalf of any Credit Party or any of its Subsidiaries: (1) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician, contractor, in order to illegally obtain business or payments from such person in material violation of any Health Care Law; (2) has given or agreed to give, or is aware that there has been made or that there is any illegal agreement to make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician, contractor, or any other person in material violation of any Health Care Law; (3) made or agreed to make, or is aware that there has been made or that there is any agreement to make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any government entity having jurisdiction over such payment, contribution or gift; (4) established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (5) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law or used or was given for any purpose other than that described in the documents supporting such payment. To the Knowledge of the Credit Parties, no person has filed or has threatened to file against any Credit Party or any of its Subsidiaries or their Affiliates an action under any federal or state whistleblower statute, including without limitation, under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(f) Exclusion. None of the Credit Parties or their Subsidiaries, nor any Person having authority to act on behalf of any Credit Party or any of its Subsidiaries has been, or has been threatened to be, (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other applicable laws or regulations, (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other health care program or is listed on the General Services Administration list of excluded parties, nor is any such debarment, disqualification, suspension or exclusion threatened or pending, or (iv) made a part to any other action by any Governmental Authority that may prohibit it from selling products or providing Services to any governmental or other purchaser pursuant to any Health Care Laws.

(g) HIPAA. Each Credit Party and each of its Subsidiaries is in material compliance with all applicable federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions, including HIPAA, and the provisions of all business associate agreements (as such term is defined by HIPAA) to which it is a party and has implemented adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance. To the extent applicable to any Credit Party and for so long as (1) any Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103, (2) any Credit Party is a “business associate” as defined in 45 C.F.R. § 160.103, (3) any Credit Party is subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164, and/or (4) any Credit Party sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, such Credit Party has: (i) completed thorough and detailed surveys, audits, inventories, reviews, analyses and/or assessments, including risk assessments, (collectively “Assessments”) of all material areas of its business and operations subject to HIPAA and/or that could be materially and adversely affected by the failure of such Credit Party, or any Person acting on behalf of any Credit Party, as the case may be, to the extent these Assessments are appropriate or required for such Credit Party to be in material compliance with HIPAA; (ii) developed a detailed plan and time line for becoming in material compliance with HIPAA (a “HIPAA Compliance Plan”); and (iii) implemented those provisions of its HIPAA Compliance Plan necessary to ensure that such Credit Party is in material compliance with HIPAA.

(h) Corporate Integrity Agreement. None of the Credit Parties or their Subsidiaries or their Affiliates, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement or other written agreement with any Governmental Authority concerning compliance with any laws, rules, regulations, manuals, orders, ordinances, statutes, guidelines and requirements issued under or in connection with the Federal Health Care Program.

(i) Reimbursement Coding. To the extent any Credit Parties or its Subsidiaries provides to its customers or any other Persons reimbursement coding or billing advice, such advice is complete and accurate, conforms to the applicable American Medical Association’s Current Procedural Terminology (CPT), the International Classification of Disease, Ninth Revision, Clinical Modification (ICD 9 CM), and other applicable coding systems, and the advice can be relied upon to create accurate claims for reimbursement by federal, state and commercial payors.

5.21. Regulatory Approvals.

(a) Schedule 5.21 contains a list of all Included Products as of the Effective Date. Horizon Pharma has previously made available to the Lenders all Regulatory Approvals, all material correspondence with Regulatory Agencies (including the FDA) with respect to such Regulatory Approvals, and all adverse event reports with respect to the Included Products and all requested documents related to the Included Products in each case in the possession and control of Horizon Pharma or its Subsidiaries. Horizon Pharma has not withheld any document or information with respect to the Included Products that would reasonably be considered to be material to the Lenders’ decision to provide the financing contemplated by this Agreement.

(b) Horizon Pharma and its Subsidiaries, and, to the knowledge of Horizon Pharma, each licensee of Horizon Pharma or any of its Subsidiaries of any Intellectual Property, are in compliance with, and have complied with, all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing its business, including all regulations promulgated by each applicable Regulatory Agency, the failure of compliance with which would reasonably be expected to result in a Material Adverse Change. Horizon Pharma has not received any notice from any Regulatory Agency citing action or inaction by Horizon Pharma or any of its Subsidiaries that would constitute a violation of any applicable federal, state, local and foreign laws, rules, regulations, or standards, which would reasonably be expected to result in a Material Adverse Change.

(c) To the knowledge of Horizon Pharma, the studies, tests and preclinical and clinical trials conducted relating to the Included Products were conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards at the time when conducted; the descriptions of the results of such studies, tests and trials provided to the Lenders are accurate in all material respects; and Horizon Pharma has not received any notices or correspondence from any applicable Regulatory Agency or comparable authority requiring the termination, suspension, material modification or clinical hold of any such studies, tests or preclinical or clinical trials conducted by or on behalf of Horizon Pharma, which termination, suspension, material modification or clinical hold would reasonably be expected to result in a Material Adverse Change.

6.	AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

6.1. Government Compliance. Maintain its and all its Subsidiaries’ legal existence (except as provided in Section 7.3(a)) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to result in a Material Adverse Change. Each Credit Party shall (i) comply, and cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority to which it is subject, noncompliance with which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (ii) assure that each of its employees has all required licenses, credentials, approvals and other certifications to perform his or her duties and (iii) obtain, and take all necessary action to timely renew, all material permits, licenses and authorizations which are necessary in the proper conduct of its business.

6.2. Financial Statements, Reports, Certificates. Deliver to the Administrative Agent and each Lender:

(a) Financial Statements; Compliance Certificate.

(i) Monthly Financial Statements. As soon as available, but in no event later than thirty (30) days after the last day of each calendar month, commencing with the calendar month ending January 31, 2012, monthly unaudited consolidated financial statements of Horizon Pharma and its Subsidiaries, including a consolidated balance sheet and a consolidated statement of income for such month and for the period from the beginning of such year to the end of such month, and a consolidated statement of cash flows for the period from the beginning of such year to the end of such month, together with a comparison against the corresponding period in the prior fiscal year and the annual fiscal budget as well as other operating reports as may be reasonably requested by Administrative Agent or Lenders, in each case, certified by a Responsible Officer and in a form acceptable to the Administrative Agent and the Required Lenders;

(ii) Quarterly Compliance Certificate. As soon as available, but in no event later than forty-five (45) days after the last day of each calendar quarter, commencing with the calendar quarter ending March 31, 2012, a duly completed Compliance Certificate signed by a Responsible Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) in the case of any such quarterly Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent and the Required Lenders, acting reasonably, demonstrating compliance with the covenants contained in Section 6.12;

(iii) Quarterly Consolidated Financial Statements. As soon as available, but in no event later than forty-five (45) days after the last day of each calendar quarter, commencing with the calendar quarter ending March 31, 2012, quarterly unaudited consolidated financial statements of Horizon Pharma and its Subsidiaries, including a consolidated balance sheet and a consolidated statement of income for such quarter and for the period from the beginning of such year to the end of such quarter, and a consolidated statement of cash flows for the period from the beginning of such year to the end of such quarter, together with a comparison against the corresponding period in the prior fiscal year and the annual fiscal budget as well as other operating reports as may be reasonably requested by Administrative Agent or Lenders (together with MD&A and other SEC-style reporting regardless of whether subject to SEC reporting requirements at the time), in each case, certified by a Responsible Officer and in a form acceptable to the Administrative Agent and the Required Lenders;

(iv) Annual Financial Statements. As soon as available, but in no event later than ninety (90) days after the last day of Horizon Pharma’s fiscal year, commencing with the fiscal year ending December 31, 2011, annual audited consolidated financial statements of Horizon Pharma and its Subsidiaries prepared under Applicable Accounting Standards, consistently applied, including a consolidated balance sheet, consolidated statement of income, consolidated statement of cash flows, and notes, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to the Required Lenders in their reasonable discretion, together with a management comparison against the prior fiscal year and the annual fiscal budget (together with MD&A and other SEC-style reporting regardless of whether subject to SEC reporting requirements at the time);

(b) Aged Listings. Within 30 days after the end of each calendar quarter, or more often as may be requested by Administrative Agent or Lenders, aged listings of accounts receivable and accounts payable (by invoice date);

(c) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to Horizon Pharma’s security holders or to any holders of Subordinated Debt;

(d) SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such Credit Party posts such documents, or provides a link thereto, on a website on the Internet at a website address provided to the Administrative Agent;

(e) Legal Action Notice. A prompt report of any legal action, litigation, investigation or proceeding pending or threatened in writing against any Credit Party or any Subsidiary, or any material development in any such legal action, litigation, investigation or proceeding (x) that could result in damages or costs to such Credit Party or such Subsidiary in an amount in excess of One Hundred Thousand Dollars ($100,000), individually, or Two Hundred and Fifty Thousand Dollars ($250,000), in the aggregate, when aggregated with all pending or threatened legal actions against all Credit Parties and their respective Subsidiaries or (y) which alleges potential violations of the Health Care Laws or the FDA Laws which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change;

(f) Board Approved Projections; Consolidated Plan and Financial Forecast. No later than January 15th of each fiscal year, a consolidated plan and financial forecast through the Term Loan Maturity Date including a forecasted consolidated balance sheet, statements of income and cash flows, and an explanation of the assumptions on which such forecasts are based and demonstrating projected compliance with financial covenants;

(g) Tax Returns. Within 15 days after filing, copies of the federal income tax returns of Horizon Pharma and Horizon; and

(h) Other Financial Information. Other financial information reasonably requested by the Administrative Agent or any Lender.

(i) Section 2.2(c) Notices. Each Transfer Notice, Extraordinary Receipts Notice, Reinvestment Notice and Change in Control Notice pursuant to and in accordance with the requirements of Section 2.2(c).

(j) Intellectual Property; Regulatory. Written notice as promptly as practicable (and in any event within five (5) Business Days) after becoming aware of any of the following:

(i) any material breach or default by Horizon Pharma or any of its Subsidiaries of any covenant, agreement or other provision of this Agreement or any other Loan Document, any Company IP Agreement or any Material Contract;

(ii) any license to a third party of any rights to develop, manufacture, use or sell Included Products anywhere in the world;

(iii) any material breach or default by a third party under any of the Company IP Agreements or any Material Contract, or the termination of any such Company IP Agreement or Material Contract;

(iv) the commencement of any action or proceeding against Horizon Pharma or any of its Subsidiaries which, if adversely determined, would reasonably be expected to result in a Material Adverse Change, or which challenges the validity of any claim in any Patent within the Company IP utilized in connection with any Included Product that would be reasonably be expected to materially and adversely affect the exploitation of such Included Product by Horizon Pharma or any of its Subsidiaries;

(v) any notice that the FDA or other Regulatory Agency is limiting, suspending or revoking any Regulatory Approval, changing the market classification or labeling of or otherwise materially restricting manufacture or sale of any Included Product, or considering any of the foregoing;

(vi) Horizon Pharma or any of its Subsidiaries, becoming subject to any administrative or regulatory enforcement action, inspection, inspectional observation, warning letter, or notice of violation letter from the FDA or other Regulatory Agency, or any Included Product of Horizon Pharma or any of its Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Included Product are pending or threatened against Horizon Pharma or any of its Subsidiaries; and

(vii) the occurrence of any event (including the occurrence of a serious adverse drug experience or manufacturing disruption) with respect to any Included Product, or component of such Included Product, which would reasonably be expected to have a Material Adverse Change; provided, however, that any required notice of a serious adverse drug experience hereunder shall only take place following any required notice to the relevant Regulatory Agency.

(k) Governmental Recommendations. Within five (5) Business Days of receipt thereof, copies of any written recommendation from any Governmental Authority or other regulatory body that Horizon Pharma or any of its Subsidiaries should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any material way, or any penalties or sanctions imposed.

The financial statements and other reports delivered to Administrative Agent and Lenders pursuant to this Section 6.2 shall be subject to a confidentiality agreement that satisfies the requirements of Regulation FD, to the extent that any such financial statements or reports contain material, non-public information.

6.3. Inventory; Returns; Maintenance of Properties. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between each Borrower and its Account Debtors shall follow such Borrower’s customary practices as they exist at the Effective Date. Each Credit Party must promptly notify the Administrative Agent of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000), individually, or more than Five Hundred Thousand Dollars ($500,000), in the aggregate, when aggregated with all other returns, recoveries, disputes and claims. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

6.4. Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required Tax returns and reports or extensions therefor and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (i) such Tax or claim does not exceed Two Hundred Fifty Thousand Dollars ($250,000), individually, or more than Five Hundred Thousand Dollars ($500,000), in the aggregate, when aggregated with all other such Taxes or claims, or (ii) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with Applicable Accounting Standards shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. Each Credit Party shall deliver to the Administrative Agent, on demand, appropriate certificates attesting to any such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrowers or any of their Subsidiaries).

6.5. Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Horizon Pharma and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons and, in any event, at a minimum as in effect on the Effective Date. All property policies of the Credit Parties shall have a loss payable endorsement showing the Administrative Agent as loss payee and waive subrogation against the Administrative Agent and shall provide that the insurer must give the Administrative Agent at least twenty (20) days notice before canceling, amending, or declining to renew its policy. All liability policies of the Credit Parties shall show, or have endorsements showing, the Administrative Agent as an additional insured, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give the Administrative Agent at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At the request of the Required Lenders, each Credit Party shall deliver certified copies of policies and evidence of all premium payments. If Horizon Pharma or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Administrative Agent, the Administrative Agent (on behalf of the Required Lenders) may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies the Required Lenders deem prudent.

6.6. Operating Accounts. In the case of any Credit Party, not establish any new Collateral Account at or with any bank or financial institution unless (i) such bank or financial institution is reasonably acceptable to the Required Lenders and (ii) contemporaneously with such establishment, such account is subject to a Control Agreement that is reasonably acceptable to the Administrative Agent and the Required Lenders. For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Administrative Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Administrative Agent. The provisions of the previous two sentences shall not apply to (i) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees and identified to the Administrative Agent by such Credit Party as such, or (ii) the deposit account(s) exclusively used as security for Borrowers’ obligations to SVB or another financial institution with respect to its credit card program and other cash management services provided that the aggregate balance in all such accounts does not exceed $1,500,000 at any one time.

6.7. Protection of Intellectual Property Rights.

(a)(i) Protect, defend and maintain the validity and enforceability of Copyrights, Trademarks and Patents owned by any Credit Party or its Subsidiaries; (ii) maintain the confidential nature of any material trade secrets and trade secret rights; (iii) promptly advise the Administrative Agent in writing of material infringements, misappropriations or violations of Intellectual Property owned by any Credit Party or its Subsidiaries; and (iv) not allow any Intellectual Property owned by any Credit Party or its Subsidiaries and material to its business to be abandoned, forfeited or dedicated to the public or material Company IP Agreement to be terminated by the Credit Party or its Subsidiary, as applicable, without the Administrative Agent’s prior written consent.

(b) Provide written notice to the Administrative Agent and the Lenders within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Each Credit Party shall take such commercially reasonable steps as the Administrative Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to, without giving effect to Section 9-408 of the Code, be deemed “Collateral” and for the Administrative Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) the Administrative Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents.

(c) Horizon Pharma shall, and shall cause each of its Subsidiaries to: (1) use commercially reasonable efforts, at its sole expense, either directly or, with respect to any licensee or licensor under the terms of

Horizon Pharma’s (or its Subsidiaries’) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A) prosecute and maintain the Copyrights, Trademarks and Patents within the Company IP and (B) diligently defend or assert Company IP against infringement, misappropriation, violation or interference by any other Persons, and in the case of Copyrights, Trademarks and Patents within the Company IP against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference), in each case of (A) and (B), only when not taking such action would reasonably be expected to have a Material Adverse Change; (2) keep the Administrative Agent informed of all of such actions and provide the Required Lenders with the opportunity to meaningfully consult with Horizon Pharma with respect to the direction thereof and Horizon Pharma shall consider all of the Required Lenders’ comments in good faith; and (3) shall not, and shall use commercially reasonable efforts to cause any licensee or licensor of Company IP, as applicable, not to, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of Copyrights, Trademarks and Patents within the Company IP, in each of (1), (2) and (3) that would have a Material Adverse Change.

6.8. Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to the Administrative Agent, without expense to the Administrative Agent, each Credit Party and its officers, employees and agents and such Credit Party’s books and records, to the extent that the Administrative Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against the Administrative Agent with respect to any Collateral or relating to such Credit Party.

6.9. Access to Collateral; Books and Records. Allow the Administrative Agent and any Lender, or their respective agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy any Credit Party’s Books. The foregoing inspections and audits shall be at the relevant Credit Party’s expense. Such inspections or audits shall be conducted no more often than once every twelve (12) months per Lender and the Administrative Agent unless an Event of Default has occurred and is continuing.

6.10. Lenders Meetings. Upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each fiscal year to be held at Borrowers’ corporate offices (or at such other location as may be agreed to by Borrowers and Administrative Agent and Lenders) at such time as may be agreed to by Borrowers and Administrative Agent and Lenders.

6.11. Environmental.

(a) Environmental Disclosure. Deliver to Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Horizon Pharma or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii) promptly upon an officer of any Credit Party obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by any Credit Party or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims resulting in, individually or in the aggregate, a Material Adverse Change, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Change, and (3) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Change, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Change;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Horizon Pharma or any of its Subsidiaries that could reasonably be expected to (A) expose Horizon Pharma or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change or (B) affect the ability of Horizon Pharma or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Horizon Pharma or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Horizon Pharma or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 6.11(a).

Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Horizon Pharma or any of its Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Horizon Pharma or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

6.12. Financial Covenants. Maintain the following financial ratios and covenants:

(a) Liquidity. (i) On March 31, 2012, without violating any other term or provision of this Agreement, the sum of (x) the Liquidity of the Credit Parties plus (y) the Non-Domestic Liquidity, shall not be less than $70,000,000; and (ii) from and after the Effective Date, after giving effect to the transactions contemplated hereunder, the Credit Parties shall have consolidated Liquidity of not less than $10,000,000 at all times unless Consolidated EBITDA of Horizon Pharma and its Subsidiaries for the most recently ended fiscal quarter is greater than or equal to $6,000,000.

(b) Minimum Net Revenue. Consolidated revenue of Horizon Pharma and its Subsidiaries on a trailing twelve month basis (“TTM Revenue”), tested quarterly as of the last day of each quarter set forth below, of not less than the corresponding amount listed opposite each such quarter. TTM Revenue will include all net revenue (net of promotions, coupons and other similar programs) of Horizon Pharma and its Subsidiaries, and with respect to DUEXIS during 2012, all deferred revenue recorded on the consolidated balance sheet of Horizon Pharma and its Subsidiaries during such period, net of discounts, allowances, returns, and other adjustments substantiated by the Horizon Pharma’s books and records, with the exception of extraordinary or non-recurring revenue and revenue from asset sales, licenses (other than ordinary course royalty or similar payments based on product sales) and other transactions outside the ordinary course of business.

Quarter Ended	TTM Revenue
June 30, 2012	$10,000,000

September 30, 2012	$20,000,000
December 31, 2012	$30,000,000
March 31, 2013	$40,000,000
June 30, 2013	$60,000,000
September 30, 2013	$70,000,000
December 31, 2013	$80,000,000
March 31, 2014	$90,000,000
June 30, 2014 and thereafter	$100,000,000

6.13. Further Assurances. At any time or from time to time upon the request of the Administrative Agent or the Required Lenders, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to effect fully the purposes of the Loan Documents.

6.14. Additional Collateral; Guarantors. Without limiting the generality of Section 6.13 and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause (i) each of their Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly by such Credit Party through a Foreign Subsidiary) and, (ii) to the extent no 956 Impact exists, Foreign Subsidiaries (other than Horizon UK, Horizon AG and Horizon GmbH), and Domestic Subsidiaries owned by such Credit Party indirectly through a Foreign Subsidiary, to, in each case, guarantee the Obligations and to cause each such Subsidiary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s property and assets to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly by such Credit Party through a Foreign Subsidiary) to, pledge all of the Equity Interests of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and first tier Foreign Subsidiaries (provided that, with respect to Horizon UK, Horizon AG and, if a 956 Impact exists, any other first tier Foreign Subsidiary, such pledge shall be limited to sixty five percent (65%) of such Foreign Subsidiary’s outstanding voting Equity Interests and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non voting Equity Interests) and to the extent no 956 Impact exists, each of its Foreign Subsidiaries to pledge all of the Equity Interests of each of its Subsidiaries (other than the Equity Interests of Horizon GmbH owned by Horizon AG), in each instance, to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Equity Interests, the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Credit Party or any Domestic Subsidiary (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) or, to the extent no 956 Impact exists, any Foreign Subsidiary (other than Horizon UK, Horizon AG and Horizon GmbH), or any Domestic Subsidiary owned indirectly through a Foreign Subsidiary, of any Credit Party acquires any real estate (owned or leased), simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent, (v) an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (w) within forty-five days of receipt of notice from the Administrative Agent that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Administrative Agent and the Required Lenders, in form and substance (including any endorsements) and in an amount reasonably satisfactory to the Administrative Agent and the Required Lenders insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y)

then current A.L.T.A. surveys, certified to the Administrative Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Administrative Agent and the Required Lenders, in form and substance satisfactory to the Administrative Agent and the Required Lenders. A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than two-thirds of the voting Equity Interests of, a Foreign Subsidiary, would result in material and onerous incremental income tax liability as reasonably determined by the Borrowers as a result of the application of Section 956 of the IRC, taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors.

6.15. Filing of Actions. Horizon Pharma shall file an action against any applicant seeking FDA approval to market a generic version of DUEXIS or LODOTRA, including Par Pharmaceutical, Inc., as warranted after a reasonable, good faith pre-litigation review, alleging infringement of the patents identified in such applicant’s notice-of-certification letter pursuant to Section 505(j)(2)(B)(ii) of the U.S. Federal Food, Drug and Cosmetic Act within 45 days after receiving such applicant’s detailed statement of the factual and legal bases for such applicant’s opinion regarding invalidity, unenforceability and non-infringement of such patents. Horizon Pharma shall provide a copy of such applicant’s detailed statement and the related complaint filed by Horizon Pharma to the Administrative Agent and the Lenders in accordance with Section 11, and, upon reasonable request of the Lenders, will make its officers available to provide reasonable updates to the Lenders regarding the status of such litigation.

7. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:

7.1. Dispositions. Convey, sell, lease, transfer, assign, exclusively license out, non-exclusively license out, agree to any covenant not to sue, co-existence agreement or otherwise dispose of (including any sale-leaseback), directly or indirectly and whether in one or a series of transactions, all or any part of its property or assets (collectively, “Transfer”), except (a) Transfers of Inventory in the ordinary course of business; (b) Transfers of worn out or obsolete Equipment; (c) Permitted Licenses; (d) Transfers made in connection with Permitted Liens and Permitted Investments; and (e) other Transfers made in the ordinary course of business on commercially reasonable arm’s length terms (collectively, “Permitted Transfers”). For clarification, a Transfer excludes a Change in Control.

7.2. Changes in Business, Management, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by it and such Subsidiary, as applicable, or reasonably incidental thereto; (b) liquidate or dissolve; or (c) have a change in senior management and a replacement satisfactory to such Credit Party’s Board of Directors is not made within ninety (90) days after such person’s departure.

No Credit Party shall, and shall not permit any of its Subsidiaries to, without at least thirty (30) days prior written notice to the Administrative Agent: (1) add any new office or business location, including a warehouse (unless such new office or business location contains less than Two Hundred and Fifty Thousand Dollars ($250,000) in such Credit Party’s assets or property) or deliver any portion of the Collateral valued, individually in excess of Two Hundred and Fifty Thousand Dollars ($250,000) or, in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificates, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If any Credit Party intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand ($500,000) to a bailee, and the Administrative Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which such Credit Party intends to deliver the Collateral, then such Credit Party will first receive the written consent of the Required Lenders, and such bailee shall execute and deliver a bailee agreement in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

7.3. Mergers or Acquisitions. (a) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, except that (i) Horizon Pharma and Horizon may merge or consolidate with one another, provided that either Horizon Pharma or Horizon is the surviving entity, (ii) any Subsidiary of Horizon that is a Credit Party may merge or consolidate with Horizon or any other Subsidiary of Horizon that is a Credit Party provided that Horizon or such other Credit Party is the surviving entity, (iii) a Subsidiary of Horizon Pharma that is not a Credit Party may merge or consolidate with another Subsidiary of Horizon Pharma that is not a Credit Party, and (iv) a Subsidiary of Horizon Pharma that is not a Credit Party may merge or consolidate with a Credit Party, provided that such Credit Party is the surviving entity; or (b) make or enter into any contracts to make, or permit any of its Subsidiaries to make or enter into any contracts to make, Acquisitions outside the ordinary course of business, including, without limitation, any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions.

7.4. Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than Permitted Indebtedness.

7.5. Encumbrance. Except for Permitted Liens, create, incur, allow, or suffer any Lien on any of its property or assets, or assign or convey any right to receive income, including the sale of any Accounts, or permit any Collateral not to be subject to the first priority security interest granted herein or otherwise pursuant to the Collateral Documents.

7.6. No Further Negative Pledges; Negative Pledge.

(a) Except with respect to (i) specific property encumbered by Permitted Liens to secure payment of Permitted Indebtedness, (ii) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business, provided, however, that (x) such Credit Party shall use commercially reasonable efforts to limit any such restrictions to the extent it is a licensee and (y) such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be, and (iii) Permitted Licenses, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

(b) No Credit Party will, and will not permit any Subsidiary to, sell, assign, transfer, exchange or otherwise dispose of any Equity Interests issued by any Subsidiary which are owned or otherwise held by such Credit Party or any Subsidiary, except (i) any Lien or claim in favor of Administrative Agent and (ii) sales, assignments, transfers, exchanges or other dispositions to another Credit Party or to qualify directors if required by applicable law; provided that, in the case of sales, assignments, transfers, exchanges or other dispositions to qualify directors as required by applicable law, such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under applicable law. No Credit Party will create, incur, assume or suffer to exist, any Lien on the Equity Interests issued by any Subsidiary which are owned or otherwise held by such Credit Party, except for any Lien or claim in favor of Administrative Agent.

7.7. Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.8. Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that (i) a Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) a Borrower may pay dividends solely in non-cash pay and non-redeemable capital stock; and (iii) a Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as (A) an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase and (B) the amount paid for all such repurchases shall not exceed One Hundred Thousand Dollars ($100,000), in the aggregate, in any twelve (12) month period, or (b) directly or indirectly make any Investment other than Permitted Investments. Notwithstanding the foregoing, (i) Horizon shall be permitted to pay dividends or make distributions to Horizon Pharma, (ii) Subsidiaries that are not Credit Parties shall be permitted to pay dividends or make distributions to the Borrowers, and (iii) Subsidiaries that are not Credit Parties shall be permitted to pay dividends or make distributions to other Subsidiaries that are not Credit Parties.

7.9. Restrictions on Subsidiary Distributions. Except pursuant to the Horizon AG Intercompany Note and the Additional Horizon AG Intercompany Note, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrowers to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrowers or any other Subsidiary of Borrowers, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrowers or any other Subsidiary of Borrowers, (c) make loans or advances to Borrowers or any other Subsidiary of Borrowers, or (d) transfer, lease or license any of its property or assets to Borrowers or any other Subsidiary of Borrowers other than restrictions (i) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (ii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement that imposes restrictions on such Equity Interests or assets or (iii) that exist under or by reason of applicable law.

7.10. Disposal of Subsidiary Interests. Except for the Liens arising under this Agreement and the other Loan Documents, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law.

7.11. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party or any holder of 10% or more of the Equity Interests of any Credit Party or any of its Subsidiaries or any Person known by any Credit Party to be an Affiliate of any such holder of 10% or more of the Equity Interests of any Credit Party or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of such Credit Party’s business, upon fair and reasonable terms that are no less favorable to such Credit Party or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) any transaction between and among any Credit Party and its Subsidiaries, (c) reasonable and customary fees paid to members of the Board of Directors (or similar governing body) of any Credit Party in the ordinary course of business, (d) reasonable compensation arrangements for officers and other employees of Horizon Pharma and its Subsidiaries entered into in the ordinary course of business, (e) Investments permitted under sub-clauses (e), (f) or (g) of the definition of Permitted Investments, and (f) Investments in Horizon Pharma comprised of the proceeds of equity financings and unsecured debt financings from Horizon Pharma’s investors, so long as all such Indebtedness is Subordinated Debt.

7.12. Subordinated Debt Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.13. Amendments or Waivers of Organizational Documents. Agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Operating Documents in a manner that would adversely affect its ability to perform its obligations under the Loan Documents or adversely affect the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document.

7.14. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its fiscal year.

7.15. Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; no ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (b) any other ERISA Event that, in the case of clauses (a) and (b), would, in the aggregate, result in liabilities in excess of which reasonably could be expected to result in a Material Adverse Change; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change; or permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which could reasonably be expected to result in a Material Adverse Change.

7.16. Compliance with Anti-Terrorism Laws. Administrative Agent hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and Administrative Agent’s and each Lender’s policies and practices, Administrative Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Administrative Agent and each Lender to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, nor will any Credit Party permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Each Credit Party shall immediately notify Administrative Agent and each Lender if any Credit Party has knowledge that any Credit Party or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.17. Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Horizon Pharma and its Subsidiaries on the Effective Date.

7.18. Amendments or Waivers of Material Contracts; Schedule 5.5(g) Agreements. Agree to (i) waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the agreements listed on Schedule 5.5(g) or any Material Contract or (ii) default under, or take any action or fail to take any action which with the passage of time or the giving of notice or both would constitute a default or event of default under, any of the agreements listed on Schedule 5.5(g) or any Material Contract, in each case which could have a material adverse effect on the rights of the Lenders or otherwise would reasonably be expected to result in a Material Adverse Change.

8.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1. Payment Default. Any Credit Party fails to (a) make any payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof (including pursuant to 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, (b) any payment of interest or premium pursuant to Section 2.2 on its due date, or (c) pay any other Obligations, in the case of this subclause (c) only, within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof). A failure to pay any other Obligations pursuant to the foregoing subclause (c) prior to the end of such three (3) Business Day period shall not constitute an Event of Default;

8.2. Covenant Default.

(a) The Credit Parties fail or neglect to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.12 or 6.15 or violate any covenant in Section 7; or

(b) The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified elsewhere in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by the Credit Parties be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then the Credit Parties shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3. Material Adverse Change. A Material Adverse Change occurs;

8.4. Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) on deposit or otherwise maintained with any Lender or any Lender’s Affiliate, or (ii) a notice of lien or levy is filed against Horizon Pharma’s or any of its Subsidiaries’ assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)(i) Any material portion of Horizon Pharma’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Horizon Pharma or any of its Subsidiaries from conducting any material part of its business;

8.5. Insolvency. (a) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Credit Party or any Subsidiary, or of a substantial part of the property of any Credit Party or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary or for a substantial part of the property of any Credit Party or any Subsidiary; or (iii) the winding-up or liquidation of any Credit Party or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (b) any Credit Party or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary or for a substantial part of the property of any Credit Party or any Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

8.6. Other Agreements. There is under any agreement to which a Credit Party or any Subsidiary is a party with a third party or parties, (i) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred and Fifty Thousand Dollars ($250,000), individually, or in excess of Five Hundred Thousand Dollars ($500,000), when aggregated with all other defaults by Credit Parties or any Subsidiary under agreements with third parties, or (ii) any default or breach by any Credit Party or any Subsidiary, the result of which could have a Material Adverse Change;

8.7. Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount in excess of Two Hundred and Fifty Thousand Dollars ($250,000), individually, or in excess of Five Hundred Thousand Dollars ($500,000), when aggregated with all other final judgments, orders, or decrees for the payment of money (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has been accepted by such insurance carrier), shall be rendered against one or more Credit Parties or any Subsidiary and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;

8.8. Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to the Administrative Agent and/or any Lender or to induce the Administrative Agent and/or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made or renewed;

8.9. Loan Documents; Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in the Collateral subject thereto subject only to Permitted Liens; or

8.10. Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

8.11. Regulatory Approvals. (a) The FDA or any other Governmental Authority initiates enforcement action against Horizon Pharma or any of its Subsidiaries that causes Horizon Pharma or such Subsidiary to discontinue marketing or withdraw LODOTRA, DUEXIS or any Other Included Product in the United States or Europe, which enforcement action remains undischarged or unstayed for more than ninety (90) days; (b) the FDA or any other Governmental Authority issues a warning letter with respect to any manufacturing issue with respect to LODOTRA, DUEXIS or any Other Included Product to Horizon Pharma, any of its Subsidiaries or any non-Affiliate third party which provides manufacturing services to Horizon Pharma or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Change; or (c) Horizon Pharma or any of its Subsidiaries conducts a withdrawal or recall of LODOTRA, DUEXIS or any Other Included Product which could reasonably be expected to result in expenses payable by Horizon Pharma and its Subsidiaries in connection therewith in excess of the greater of (i) $2,500,000 or (ii) 7.5% of TTM Revenue of Horizon Pharma and its Subsidiaries as of the most recently ended fiscal quarter.

8.12. Entry of Generic Into Market. Prior to the Term Loan Maturity Date, (a) if there is a final decision on the merits (including any appealable decision) in any action seeking FDA approval to market a generic version of LODOTRA or DUEXIS (including the paragraph IV filing described on Schedule 5.6), finding that the marketing of a generic version of LODOTRA or DUEXIS would not infringe any issued U.S. patents covering LODOTRA or DUEXIS, as applicable, which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book, or that none of such patents is valid and enforceable, or (b) if a Credit Party enters into a settlement of any such action, and in the case of either (a) or (b), such generic version of LODOTRA or DUEXIS enters the market in the United States.

9.	RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

9.1. Rights and Remedies. While an Event of Default occurs and continues the Administrative Agent may, and at the direction of the Majority Lenders shall, without notice or demand:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are automatically and immediately due and payable without any action by the Administrative Agent or the Required Lenders), whereupon all Obligations for principal, interest, premium or otherwise shall become due and payable by the Borrowers without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b) stop advancing money or extending credit for Borrowers’ benefit under this Agreement;

(c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Required Lenders consider advisable, notify any Person owing Borrowers money of the Administrative Agent’s security interest in such funds, and verify the amount of such account;

(d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrowers shall assemble the Collateral if the Administrative Agent (at the direction of the Required Lenders) requests and make it available as the Administrative Agent (at the direction of the Required Lenders) designates. Administrative Agent (at the direction of the Required Lenders) may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Administrative Agent a license to enter and occupy any of their premises, without charge, to exercise any of Administrative Agent’s rights or remedies;

(e) apply to the Obligations (i) any balances and deposits of Borrowers it holds, or (ii) any amount held by Administrative Agent owing to or for the credit or the account of Borrowers;

(f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Administrative Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrowers’ labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent’s exercise of its rights under this Section, Borrowers’ rights under all licenses and all franchise agreements inure to Administrative Agent’s benefit;

(g) place a “hold” on any account maintained with Administrative Agent and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h) demand and receive possession of Borrowers’ Books; and

(i) exercise all rights and remedies available to Administrative Agent and/or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Administrative Agent and Lenders agree that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to the Intellectual Property, the rights of the licensees under the Permitted Licenses will not be terminated, limited or otherwise adversely affected so long as no default exists under the Permitted License in a way that would permit the licensor to terminate such Permitted License (commonly termed a non-disturbance).

9.2. Power of Attorney. Each Borrower hereby irrevocably appoints Administrative Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Administrative Agent or a third party as the Code permits. Each Borrower hereby appoints Administrative Agent as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of Administrative Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and neither Administrative Agent nor any Lender is under any further obligation to make Credit Extensions hereunder. Administrative Agent’s foregoing appointment as each Borrower’s attorney in fact, and all of Administrative Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions terminates.

9.3. Protective Payments. If Borrowers fail to obtain the insurance called for by Section 6.5 or fail to pay any premium thereon or fail to pay any other amount which Borrowers are obligated to pay under this Agreement or any other Loan Document, Administrative Agent, at the direction of the Required Lenders, may obtain such insurance or make such payment, and all amounts so paid by Administrative Agent are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Administrative Agent will make reasonable efforts to provide Borrowers with notice of Administrative Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Administrative Agent are deemed an agreement to make similar payments in the future or Administrative Agent’s waiver of any Event of Default.

9.4. Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Administrative Agent shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as the Required Lenders shall determine in their sole discretion; it being understood that any such application of funds made for the benefit of the Lenders shall be made in accordance with their Pro Rata Share unless otherwise provided in this Agreement or any other Loan Document. Any surplus shall be paid to Borrowers or other Persons legally entitled thereto; Borrowers shall remain liable to Administrative Agent and the Lenders for any deficiency. If Administrative Agent (at the direction of the Required Lenders, in their good faith business judgment), directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Administrative Agent shall have the option, exercisable at any time (acting at the direction of the Required Lenders), of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Administrative Agent of cash therefor.

9.5. Administrative Agent’s Liability for Collateral. So long as Administrative Agent complies with reasonable agency practices regarding the safekeeping of the Collateral in the possession or under the control of Administrative Agent, Administrative Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any carrier, warehouseman, bailee, or other Person. In no event shall Administrative Agent have any liability for any diminution in the value of the Collateral for any reason. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6. No Waiver; Remedies Cumulative. Administrative Agent’s failure, at any time or times, to require strict performance by Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Administrative Agent has all rights and remedies provided under the Code, by law, or in equity. Administrative Agent’s exercise of one right or remedy is not an election and shall not preclude Administrative Agent from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Administrative Agent’s waiver of any Event of Default is not a continuing waiver. Administrative Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7. Demand Waiver. Borrowers waive demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Administrative Agent on which Borrowers are liable.

10.	ADMINISTRATIVE AGENT

10.1. Appointment of Administrative Agent. Cortland is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Cortland to act as Administrative Agent in accordance with the terms hereof and the other Loan Documents. The Administrative Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. Except as otherwise provided in Section 2.8(b), in performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or any of their Subsidiaries.

10.2. Powers and Duties. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents and no implied duties or responsibilities shall be read into this Agreement against the Administrative Agent. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

10.3. General Immunity.

(a) No Responsibility for Certain Matters. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of any Credit Party or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

(b) Exculpatory Provisions. The Administrative Agent and any of its officers, partners, directors, employees or agents shall not be liable to the Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the

Administrative Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 13.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. The Administrative Agent may distribute documents, deliverables or other materials to the Lenders for acceptance or rejection, and may, upon appropriate notice, rely on the lack of an objection by Lenders as a deemed approval of the action presented. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 13.5).

(c) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 10.3 and of Section 10.6 shall apply to any of the Affiliates of the Administrative Agents, and shall apply to their respective activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 10.3 and of Section 10.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

10.4. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent to the extent, if any, of its individual capacity as a Lender hereunder. With respect to any participation in the Term Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its respective Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders.

10.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrowers and their Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers and their Subsidiaries. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any

Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender on the Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, Required Lenders or Lenders, as applicable on the Effective Date.

10.6. Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

10.7. Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrowers, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and the Administrative Agent and signed by Required Lenders. Upon any such notice of resignation or any such removal, Required Lenders shall have the right, upon five Business Days’ notice to Borrowers, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent and the resigning or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents. If the Required Lenders have not appointed a successor Administrative Agent, the Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder and in any case, the Administrative Agent’s resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Required Lenders nor the Administrative Agent has appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. After any resigning or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

10.8. Collateral Documents and Guaranty.

(a) Administrative Agent under Collateral Documents and Guaranty. Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Lenders with respect to any guaranty, the Collateral and the Collateral Documents. Subject to Section 13.5, without further written consent or authorization from any Lenders, the Administrative Agent shall, at the request and expense of Credit Parties, execute any documents or instruments necessary to, (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.5) have otherwise consented or (ii) release any Guarantor from any guaranty or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Credit Party, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce any guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent of any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale or other disposition.

10.9. Withholding Taxes.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

11.	NOTICES

11.1. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. Administrative Agent, any Lender or Credit Party may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 11.1.

If to Borrowers:	c/o Horizon Pharma, Inc.
520 Lake Cook Road
Deerfield, Illinois 60015
Attn: Timothy P. Walbert
Fax: (847) 572-1372
Email: twalbert@horizonpharma.com

with a copy to:	Cooley LLP
4401 Eastgate Mall

San Diego, California 92121
Attn: Barbara Borden, Esq. and Kay Chandler, Esq.
Fax: (858) 550-6420
Email: bordenbl@cooley.com and kchandler@cooley.com

If to Administrative Agent:	Cortland Capital Market Services LLC
225 W. Washington Street, Suite 1450
Chicago, IL 60606
Attention: Beata Konopko
Fax: (312) 376-0751
Email: beata.konopko@cortlandglobal.com

with a copy to:	Cortland Capital Market Services LLC
225 W. Washington Street, Suite 1450
Chicago, IL 60606
Attention: Mike Fredian
Fax: (312) 376-0751
Email: mike.fredian@cortlandglobal.com

with a copy to:	Kaye Scholer LLP
Three First National Plaza
70 West Madison Street, Suite 4200
Chicago, IL 60606
Attention: Lauretta J. Moran
Fax: (312) 583-2583
Email: lmoran@kayescholer.com

with a copy to:	Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Attention: Vicki Marmorstein
Fax: (213) 891-8763
Email: vicki.marmorstein@lw.com

If to any Lender at the address set forth below such Lender’s name on the signature pages hereto or on the relevant Assignment Agreement (or at such other address as such party shall specify to the other parties in writing.

11.2. Each Credit Party further agrees that the Administrative Agent may make any communications available to the Lenders by posting such communications on SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). Any such posting shall be deemed notice to the Lenders for all purposes hereunder. The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of any such communications, or the adequacy of the Platform and expressly disclaims liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with such communications or the Platform. In no event shall the Administrative Agent have any liability to the Credit Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.

11.3. Each Credit Party hereby authorizes the Administrative Agent to distribute (i) to Private Siders all communications to be made to any Lender pursuant to this Agreement or any other Loan Document, including any such communication that Borrowers identify in writing is to be distributed to Private Siders only (“Private Side Communications”), and (ii) to Public Siders all communications to be made to any Lender pursuant to Section 6.2(c) (solely to the extent delivered to Horizon Pharma’s securityholders generally and on a non-confidential basis), Section 6.2(d) and Section 6.2(i) (solely to the extent the substance of such communications is publicly disclosed) or as otherwise designated in writing by the Borrowers as communications that do not contain MNPI (“Public Side Communications”). To the extent that the event giving rise to a communication pursuant to Section 6.2(i) is a reportable event on Form 8-K under the rules and regulations of the Exchange Act, Horizon Pharma shall publicly disclose such event within four Business Days. Borrowers represent and warrant that no Public Side Communication contains any MNPI. Borrowers agree to use all commercially reasonable efforts to not designate any communications provided under Section 6.2(a)(i), (a)(iii) and (a)(iv) as Private Side Communications except to the extent that the Borrowers believe in good faith that such communications contain MNPI. “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI and have expressly agreed to maintain such information in confidence. “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to any Borrower’s or its affiliates’ securities or loans. “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws) with respect to any Borrower, its affiliates and any of their respective securities, business or operations.

Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.

Each Lender acknowledges that circumstances may arise that require it to refer to communications that may contain MNPI. Accordingly, each Lender agrees that, upon the occurrence of any such circumstances, it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable law and identify such designee (including such designee’s contact information). Each Lender agrees to notify the Administrative Agent in writing from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Private Side Communications may be sent by electronic transmission.

Each Lender that elects not to be given access to Private Side Communications does so voluntarily and, by such election, (i) acknowledges and agrees that the Administrative Agent and other Lenders may have access to Private Side Communications that such electing Lender does not have and (ii) takes sole responsibility for the consequences of, and waives any and all claims based on or arising out of, not having access to Private Side Communications.

12.	CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law. Credit Parties, the Administrative Agent and Lenders each submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Administrative Agent, for the ratable benefit if the Lenders. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Credit Party at the address set forth in Section 11 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Credit Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CREDIT PARTIES, THE ADMINISTRATIVE AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13.	GENERAL PROVISIONS

13.1. Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations under hereunder or thereunder without the Administrative Agent’s and each Lender’s prior written consent. The Lenders have the right, without the consent of the Borrowers, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents to any Eligible Assignee. Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until the Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as the Administrative Agent reasonably shall require.

13.2. Indemnification; Costs and Expenses.

(a) Borrowers agree to indemnify and hold harmless Administrative Agent and each Lender and each respective manager, partner, director, officer, employee, agent, attorney and affiliate thereof (each such person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, (i) no Credit Party shall have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnified Person, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, and (ii) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, the Administrative Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Administrative Agent or the Required Lenders, shall be at the expense of such Credit Party, and neither the Administrative Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrowers agree to pay or reimburse upon demand (i) the

Administrative Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred by it or any of its directors, employees, attorneys, agents or sub-agents, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Agent Expenses to the Administrative Agent, (ii) the Administrative Agent for all reasonable costs and expenses incurred by it or any of its directors, employees, attorneys, agents or sub-agents in connection with internal audit reviews and Collateral, (iii) the Administrative Agent and its directors, employees, attorneys, agents and sub-agents, for all costs and expenses incurred in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Agent Expenses and (iv) fees and disbursements of one law firm, one financial advisor and one law firm in each relevant jurisdiction, in each case, on behalf of all Lenders (other than the Administrative Agent) incurred in connection with any of the matters referred to in clause (iii) above, and, in the case of an alleged conflict of interest, one additional law firm, one additional financial advisor and one additional law firm in each relevant jurisdiction to all affected Lenders taken as a whole.

13.3. Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

13.4. Correction of Loan Documents. The Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as the Administrative Agent provides Credit Parties with written notice of such correction and allows Credit Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by the Administrative Agent, Required Lenders and Credit Parties.

13.5. Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers, Administrative Agent and the Required Lenders provided that

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Administrative Agent shall be effective without Administrative Agent’s written consent or signature;

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Majority Lenders”, “Required Lenders” or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 13.5 or the definitions of the terms used in this Section 13.5 insofar as the definitions affect the substance of this Section 13.5; (F) consent to the assignment, delegation or other transfer by Borrowers of any of their rights and obligations under any Loan Document or release Borrowers of their payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 2.2(e), Section 9.4 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Commitment Percentage or any other definitions or provisions that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral under any Loan Document to the extent any such amendment would modify the Pro Rata Share treatment of any fees, payments, setoffs or proceeds of Collateral under any Loan Document as in effect on the Effective Date; (H) subordinate the Liens granted in favor of Administrative Agent securing the Obligations; or (I) amend any of the provisions of Section 13.10. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Administrative Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b) Other than as expressly provided for in Section 13.5(a)(i)-(iii), Administrative Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

13.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

13.7. Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Credit Parties in Section 13.2 to indemnify the Administrative Agent and the Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

13.8. Confidentiality. In handling any non-public information regarding Credit Parties and their Subsidiaries and their businesses which would reasonably be expected to be confidential, the Administrative Agent and each Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to any Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, each Lender shall use its best efforts to obtain any of its prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to any Lender’s regulators or as otherwise required in connection with such Lender’s examination or audit; (e) as the Administrative Agent considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of the Administrative Agent or any Lender so long as such service providers have executed a confidentiality agreement with the Administrative Agent or Lender, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in the Administrative Agent’s or in any Lender’s possession when disclosed to the Administrative Agent or to any Lender, or becomes part of the public domain after disclosure to the Administrative Agent or any Lender other than as a result of a breach by the Administrative Agent or a Lender of the obligations under this Section 13.8; or (ii) disclosed to the Administrative Agent or any Lender by a third party if the Administrative Agent or such Lender does not know that the third party is prohibited from disclosing the information.

Lenders may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Credit Parties. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

13.9. Attorneys’ Fees, Costs and Expenses. In any action or proceeding between any Credit Party and Administrative Agent and/or any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.10. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender and, to the extent monies are held by the Administrative Agent, the Administrative Agent is hereby authorized by each Credit Party at any time or from time to time subject (with respect to each Lender) to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

13.11. Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of the Secured Parties), or the Administrative Agent or Lenders enforce any Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

13.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

13.13. Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

13.14. Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

13.15. Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

13.16. Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.17. No Fiduciary Duty. The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

13.18. Borrower Liability. Either Borrower may, acting singly, request Term Loans hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Term Loans hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Term Loans made hereunder, regardless of which Borrower actually receives said Term Loan, as if each Borrower hereunder directly received all Term Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require the Administrative Agent or the Lenders to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. The Administrative Agent and the Lenders may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any other Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Administrative Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for the Administrative Agent and the Lenders and such payment shall be promptly delivered to the Administrative Agent for application to the Obligations, whether matured or unmatured.

14.	DEFINITIONS

14.1. Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in parentheses are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Additional Horizon AG Intercompany Note” is defined in Section 3.1(s).

“Administrative Agent” is defined in the preamble hereof.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Credit Party or any of its Subsidiaries, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (i) direct or indirect beneficial ownership of at least 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (ii) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall any Lender be deemed to be an Affiliate of Horizon Pharma or any of its Subsidiaries.

“Agent Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of the Administrative Agent for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents.

“Agreement” is defined in the preamble hereof.

“Amortization Election” means a notice delivered by a Lender to Borrowers electing to have a portion of its Term Loans prepaid pursuant to Section 2.2(c)(v).

“Amortization Payment Date” means, with respect to any Amortization Election delivered to Borrowers in accordance with Section 2.2(c)(v), the first day of Horizon Pharma’s first fiscal quarter following the delivery of such Amortization Election.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Accounting Standards” means (i) with respect to Horizon and Horizon Pharma, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, and (ii) with respect to Horizon AG, Horizon GmbH and Horizon UK, the International Financial Reporting Standards.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Asset Acquisition” means (i) any purchase, inbound license or other acquisition by a Borrower or any of its Subsidiaries of all or substantially all of the assets of any other Person or (ii) any other purchase or acquisition of any property or assets of another Person (other than any such purchase or acquisition of property or assets for administrative expenses and other ordinary course operating expenses) for any purpose other than the commercialization, marketing, importing, exporting, distribution, development, or production of DUEXIS or LODOTRA, but excluding from this clause (ii) any co-promotion or co-marketing arrangement regarding any product which would be developed for marketing by the same field sales force as DUEXIS or LODOTRA, calling on the same target physician group, with (a) an expected positive impact (as reasonably determined by a Responsible Officer in good faith and based upon reasonable assumptions) on Consolidated EBITDA of Horizon Pharma and its Subsidiaries on a pro forma basis as of the end of the 12 month period following commencement of such co-promotion or co-marketing arrangement, and (b) no more than a total of $5,000,000 payable by a Borrower or any of its Subsidiaries to the counterparty in upfront or deferred payments over the term of this Agreement.

“Assignment Agreement” means an Assignment and Assumption Agreement in the form attached hereto as Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, or if there is none, the Board of Directors of the managing member of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” are all books and records including ledgers, federal and state Tax returns, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Administrative Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Administrative Agent may conclusively rely on such certificate unless and until such Person shall have delivered to Administrative Agent a further certificate canceling or amending such prior certificate.

“BPC” is defined in Section 3.1(w).

“Business Day” is any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) commercial paper issued by any Person in the United States, Switzerland or Germany maturing no more than twelve (12) months after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Dollar, Euro or Swiss Franc (CHF) denominated certificates of deposit maturing no more than twelve (12) months after issue of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, the highest long-term unsecured debt rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (d) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above. Notwithstanding the foregoing, Cash Equivalents do not include and the Credit Parties and their Subsidiaries are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Change in Control” shall mean (i) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of a Borrower, who did not have such power before such transaction or (ii) the replacement of a majority of the Board of Directors of Horizon Pharma over a two-year period from the directors who constituted the Board of Directors of Horizon Pharma at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Horizon Pharma then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Change in Control Notice” is defined in Section 2.2(c)(iv).

“Change in Control Premium” means, with respect to any Term Loan subject to prepayment pursuant to Section 2.2(c)(iv) upon a Change in Control, an additional fee in an amount equal to one percent (1%) of the principal amount of such Term Loan prepaid.

“Change in Control Prepayment Election” is defined in Section 2.2(c)(iv).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as defined in the Security Agreement) and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien hereunder or under any Collateral Document.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other bailee waivers, instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case in order to grant to the Administrative Agent, for the benefit of Lenders, or perfect, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Company IP” is defined in Section 5.5(d).

“Company IP Agreement” is defined in Section 5.5(g).

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (i) Consolidated Net Interest Expense, (ii) net income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) non-cash stock compensation expense recorded pursuant to FASB 123R, and (vi) to the extent actually paid during such period, fees and expenses related to the consummation of the transactions contemplated to be closed on the Effective Date under this Agreement.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with

Applicable Accounting Standards, but excluding from the determination of Consolidated Net Income (without duplication) (a) any non-cash extraordinary or non-recurring gains or losses or non-cash gains or losses from Transfers, (b) restructuring charges, (c) effects of discontinued operations, (d) interest that is paid-in-kind, (e) interest income, (f) any tax refunds, net operating losses or other net tax benefits received during such period on account of any prior period and (g) the net income (or loss) of any Person accrued prior to the date (x) it becomes a Subsidiary or (y) all or substantially all of the property or assets of such Person are acquired by a Subsidiary.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, gross cash interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with Applicable Accounting Standards (including interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements related to interest rates (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements related to interest rates (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements related to interest rates (to the extent not included in such gross interest expense), in each case, determined on a consolidated basis and in accordance with Applicable Accounting Standards.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Credit Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Credit Party maintains a Securities Account or a Commodity Account, such Credit Party, and the Administrative Agent pursuant to which the Administrative Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).

“Credit Extension” is any Term Loan or any other extension of credit by the Lenders for a Borrower’s benefit.

“Credit Party” is each Borrower and each Guarantor.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Term Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Term Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Term

Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which the Default Excess with respect to such Defaulting Lender shall have been reduced to zero and (iii) the date on which Credit Parties, Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulted Loan” is defined in Section 2.7.

“Defaulting Lender” is defined in Section 2.7.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“DUEXIS” means DUEXIS® and any combination pharmaceutical product of Famotidine and Ibuprofen in the same dosage strengths or various formulations.

“Effective Date” is defined in the preamble hereof.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender (other than a Defaulting Lender), (iii) an Approved Fund (other than an Approved Fund of a Defaulting Lender) or (iv) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrowers, any of the Borrowers’ Affiliates or Subsidiaries.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the IRC (or Section 430(j) of the IRC, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the IRC and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Horizon Pharma or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Horizon Pharma or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by Horizon Pharma or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Horizon Pharma or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which could reasonably be expected to result in material liability to Horizon Pharma or its Subsidiaries.

“Event of Default” is defined in Section 8.

“Event of Loss” means with respect to any property or assets, any of the following: (a) any loss, destruction or damage of such property or assets; (b) any transfer in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such property or assets or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or assets, or confiscation of such property or assets or the requisition of the use of such property or assets.

“Exchange Act” is the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded License” means an exclusive license or sublicense of any Intellectual Property that is tantamount to a sale of substantially all rights to such Intellectual Property in a particular geography or field of use because it conveys to the licensee or sublicensee exclusive rights to practice such Intellectual Property in the applicable geography or field of use for consideration that is not based upon future development or commercialization of products (other than pursuant to so-called earn-out payments) or services by the licensee or sublicensee (other than transition services), such as, for example, consideration of only upfront advances or initial license fees or similar payments in consideration of such rights, with no anticipated subsequent payments or de minimis payments to Horizon Pharma or any of its Subsidiaries (other than pursuant to so-called earn-out payments or transition services).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrowers) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.6(c) and (d) any U.S. federal withholding Taxes imposed under FATCA

“Existing Kreos Loan Agreement” means that certain Agreement for the Provision of a Loan Facility of up to Euro 7,500,000, dated August 15, 2008, by and between Kreos and Horizon AG, as amended, restated, or otherwise modified.

“Existing Oxford/SVB Loan Agreement” means that certain Loan and Security Agreement, dated as of June 2, 2011, by and between Oxford, as Administrative Agent, the Lenders party thereto, and Borrowers, as amended, restated, or otherwise modified.

“Extraordinary Receipts Notice” is defined in Section 2.2(c)(ii).

“Extraordinary Receipts Prepayment Election” is defined in Section 2.2(c)(ii).

“Extraordinary Receipts” means the Net Cash Proceeds of any Event of Loss.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FDA” shall mean the United States Food and Drug Administration or any successor federal agency thereto.

“FDA Laws” shall mean all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by FDA.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the IRC.

“Funding Default” is defined in Section 2.7.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other Tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including, without limitation, Medicare, Medicaid, TRICARE or any other federal or state health care programs.

“Guarantor” is any present or future guarantor of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively, any and all federal, state or local laws, rules, regulations, manuals, orders, ordinances, statutes, guidelines and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program or any equivalent thereof applicable in any non-United States jurisdiction; governing the confidentiality of patient information, and regulatory matters primarily relating to billing and coding advice, evaluation of patients for social benefit programs, patient health care, health care providers and health care services; and accreditation standards and requirements of all applicable state laws or regulatory bodies; including without limitation HIPAA, Medicaid, Medicare, any and all federal, state and local fraud and abuse laws of any Governmental Authority, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder and all other applicable health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, statutes, policies, administrative guidance and requirements pertaining to Medicare or Medicaid, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, in any manner applicable to any Credit Party or any of its Subsidiaries.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, any successor statute thereto, any and all rules or regulations promulgated from time to time thereunder, and any comparable state laws.

“Horizon” is defined in the preamble hereof.

“Horizon AG” is Horizon Pharma AG, a company organized under the laws of Switzerland.

“Horizon GmbH” is Horizon Pharma GmbH, a company organized under the laws of Germany.

“Horizon AG Intercompany Note” is defined in Section 3.1(r).

“Horizon UK” is Horizon Pharma (UK) Limited, a company organized under the laws of England and Wales.

“Included Product” means, as of the Effective Date, DUEXIS and LODOTRA, any pharmaceutical products with the same active ingredients as DUEXIS or LODOTRA in various dosage strengths or formulations, and thereafter any future product (a) marketed by Horizon Pharma or its Subsidiaries which is owned or controlled by Horizon Pharma or its Subsidiaries or (b) out-licensed by Horizon Pharma or its Subsidiaries.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for advanced or borrowed money or credit extended; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business that are not more than one hundred and twenty (120) days past due); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Term Loan Maturity Date, valued at, in the case of redeemable preferred stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) Contingent Obligations.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnified Persons in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnified Person shall be designated as a party or a potential party thereto (it being agreed that, such counsel fees and expenses shall be limited to one primary counsel, and any additional special and local counsel in each jurisdiction deemed necessary or advisable by the Administrative Agent or any Lender, for the Indemnified Persons, except in the case of actual or potential conflicts of interest between or among the Indemnified Persons), and any fees or expenses incurred by Indemnified Persons in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 13.2.

“Indemnified Taxes” is (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Amortization Amount” is defined in Section 2.2(c)(v)(2).

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all:

(a) Copyrights, Trademarks, and Patents;

(b) trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) Software (as defined in the Security Agreement);

(d) design rights; and

(e) IP Ancillary Rights.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Credit Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is (i) any beneficial ownership interest in any Person (including Equity Interests), (ii) any Acquisition, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination, (iii) any purchase of, or any commitment to make or purchase, or the making of any advance, loan, extension of credit or capital contribution in or to, any Person or (iv) any other purchase or other acquisition of any property or assets of another Person for any purpose other than the commercialization, marketing, importing, exporting, distribution, development or production of DUEXIS or LODOTRA but excluding any co-promotion or co-marketing arrangement regarding any product which would be developed for marketing by the same field sales force as DUEXIS or LODOTRA, calling on the same target physician group, with (a) an expected positive impact (as reasonably determined by a Responsible Officer in good faith and based upon reasonable assumptions) on Consolidated EBITDA of Horizon Pharma and its Subsidiaries on a pro forma basis as of the end of the 12 month period following commencement of such co-promotion or co-marketing arrangement, and (b) no more than a total of $5,000,000 payable by a Borrower or any of its Subsidiaries to the counterparty in upfront or deferred payments over the term of this Agreement.

“IP Agreements” are those certain Intellectual Property Security Agreements entered into by and between Horizon and Horizon Pharma and Administrative Agent, each dated as of the Effective Date, as such may be amended from time to time.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, or Patent, as applicable, all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions thereof, and with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, and any regulations promulgated thereunder.

“Knowledge” or to the “knowledge” of a Credit Party or any of its Subsidiaries or similar qualifications means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Kreos” means Kreos Capital III (UK) Limited.

“Lender” and “Lenders” shall have the respective meanings set forth in the first paragraph of this Agreement and shall include any assignee or participant of a Loan in accordance with Section 13.1 hereof.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of any Lender for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents.

“Lender Transfer” is defined in Section 13.1.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, assignment for security purposes, contingent assignment, conditional assignment, right of first or last negotiation, offer or refusal, title defect or chain of title gap whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means the sum of the Credit Parties’ unrestricted cash and Cash Equivalents.

“Loan Documents” are, collectively, this Agreement, any Term Loan Notes, the Security Agreement, the IP Agreements, the Swiss Pledge Agreement, the UK Security Deed, the UK Share Charge, the Warrants, the Post Closing Matters Agreement, each Compliance Certificate, the Perfection Certificates, any Control Agreement, any other Collateral Document, any guaranties executed by a Credit Party, and any other present or future agreement between a Credit Party and the Administrative Agent, in each case for the benefit of the Lenders, in connection with this Agreement, all as amended, restated, or otherwise modified.

“LODOTRA” means NP01/LODOTRA/RAYOS® and, other than as used in the definition of Permitted Investments, any pharmaceutical product with prednisone in the same dosage strengths or various formulations.

“Majority Lenders” means one or more Lenders holding fifty one percent (51%) or more of the aggregate outstanding principal balance of the Term Loans. For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Makewhole Amount” means, on the date of the applicable prepayment, an amount equal to:

(i)	eight and one-half percent (8.5%) of the principal amount of the Term Loans prepaid (calculated in a manner to include the accrued portion of payment-in-kind interest that has not yet been capitalized and added to the then outstanding principal amount of the Term Loans as indicated in the applicable PIK Election Notice plus any Special Premium, if any); plus

(ii)

an amount (not less than zero) equal to the present value of the sum of all interest payments that would have otherwise been payable under this Agreement from the date of the relevant prepayment of the Term Loans through the two and one half year anniversary of the Effective Date with respect to the Term Loans that are being so prepaid discounted to the date of prepayment on a quarterly basis (assuming a 365/366-day year and actual days elapsed) at a rate per annum equal to the Treasury Rate as of the date of prepayment plus fifty (50) basis points. For purposes hereof, “Treasury Rate” means, as of any prepayment date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the two and one half year anniversary of the Effective Date; provided, however, that if the period from the prepayment date to the two and one half year anniversary of the Effective Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date to the two and one half year anniversary of the Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Margin Stock” is defined in Section 5.13.

“Material Adverse Change” is a material adverse change in or material adverse effect on: (i) the business, condition (financial or otherwise), assets, liabilities (actual or contingent), operations, management, performance, or properties of the Credit Parties and their Subsidiaries, taken as a whole since December 31, 2010, (ii) the ability of any Credit Party to perform its obligations under this Agreement or any other Loan Document (including as a result of any Credit Party failing to remain Solvent), or (iii) the ability of Administrative Agent or the Lenders to enforce this Agreement or any other Loan Document.

“Material Contract” means any contract or other arrangement to which a Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets is bound, for which breach, nonperformance, cancellation, termination or failure to renew could reasonably be expected to result in a Material Adverse Change.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, or orders pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the SSA or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and requirements of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“MNPI” is defined in Section 11.3.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Horizon Pharma or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Horizon Pharma or its Subsidiaries or their respective ERISA Affiliates has within the preceding five plan years made contributions; or (c) with respect to which Horizon Pharma or its Subsidiaries could incur material liability.

“Net Cash Proceeds” means, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of a Person in connection with a Transfer by such Person or Event of Loss suffered by such Person, after deducting therefrom, (i) in the case of a Transfer by any Person, only (A) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Transfer (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person in connection therewith (including reasonable and out-of-pocket legal, accounting and investment banking fees, and sales commissions) excluding any such amounts payable to the Borrowers or any of their Affiliates, (C) transfer taxes paid to any taxing authorities by such Person in connection therewith, (D) net income taxes to be paid in connection with such Transfer (after taking into account any tax credits or deductions and any tax sharing arrangements), and (E) appropriate amounts that must be set aside as a reserve in accordance with Applicable Accounting Standards against any liabilities associated with such Transfer; provided that upon release of such reserve, such amounts shall automatically and immediately become Net Cash Proceeds, to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person and (y) properly attributable to such transaction or to the asset that is the subject thereof and (ii) in the case of an Event of Loss, (A) all money actually applied to replace, repair or reconstruct the damaged property or asset affected by the loss, condemnation or taking, (B) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, (C) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments, (D) amounts required to be applied to repay principal, interest, prepayment premiums and penalties and other amounts on Indebtedness secured by a Lien on the asset which is the subject of such Event of Loss and (E) net income taxes to be paid in connection with such Event of Loss (after taking into account any tax credits or deductions and any tax sharing arrangements). Notwithstanding the foregoing, “Net Cash Proceeds” in respect of a Transfer shall not include Royalty Payments.

“Non-Domestic Liquidity” means the lesser of (i) the sum of all unrestricted cash and Cash Equivalents of the Foreign Subsidiaries of Horizon Pharma and (ii) $5,000,000.

“Non U.S. Lender” is defined in Section 2.6(c).

“Obligations” are the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, Agent Expenses, the Prepayment Premium, the Makewhole Amount, the Change of Control Premium, the Special Premium and other amounts Credit Parties owe each of the Lenders and the Administrative Agent (or are obligated to pay to the Administrative Agent, for the ratable benefit of the Lenders) now or later, under this Agreement, the other Loan Documents or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, entered into in connection with the transactions contemplated hereby and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrowers assigned to the Administrative Agent, for the ratable benefit of the Lenders, and to perform Borrowers’ duties under the Loan Documents; provided that the term “Obligations” shall not include any obligations to pay or perform under any Warrant.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Included Product” means any Included Product (other than DUEXIS, LODOTRA or any pharmaceutical products with the same active ingredients as DUEXIS or LODOTRA in various dosage strengths or formulations) that, when excluded from the calculation of TTM Revenue of Horizon Pharma and its Subsidiaries for the most recently ended fiscal quarter period, would result in Horizon Pharma and its Subsidiaries having TTM Revenue for such period that is less than what is required for such period pursuant to Section 6.12(b).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, sales, transfer, excise, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Oxford” means Oxford Finance LLC, a Delaware limited liability company.

“Patent Licenses” shall mean (a) any agreement, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, multinational body or any political subdivision thereof (and all related IP Ancillary Rights) and (b) all renewals thereof.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (and all related IP Ancillary Rights).

“Patriot Act” is defined in Section 3.1(p).

“Payment/Advance Form” is that certain form attached hereto as Exhibit A.

“Payment Date” is the first day of each calendar quarter.

“Perfection Certificate” is defined in Section 5.5.

“Permitted Acquisition” means any Acquisition so long as:

(i) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(ii) the assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Borrowers and their Subsidiaries;

(iii) Borrowers have provided Administrative Agent with written confirmation, supported by reasonably detailed calculations, in each case which are in form and substance reasonably satisfactory to Administrative Agent and the Required Lenders, that on a pro forma basis, created by adding the historical consolidated financial statements of Horizon Pharma and its Subsidiaries (including the consolidated financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by the Borrowers and Administrative Agent), Borrowers would have been in compliance with the financial covenants in Section 6.12 for the 12 months ending as of the fiscal quarter of the Borrowers ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements;

(iv) in the case of an Asset Acquisition, the subject assets are being acquired or licensed by Horizon Pharma or Horizon or a Domestic Subsidiary of Horizon Pharma, and the applicable Person shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by Administrative Agent in order to include the newly acquired or licensed assets within the Collateral;

(v) in the case of a Stock Acquisition, (1) the subject Equity Interests are being acquired in such Acquisition directly by Horizon Pharma or Horizon or a Domestic Subsidiary of Horizon Pharma and (2) the relevant Credit Party shall have complied with its obligations under Section 6.14;

(vi) any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 7.4 or 7.5, respectively;

(vii) such Acquisition shall be consensual and shall have been approved by the Board of Directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Horizon Pharma or any of its Subsidiaries;

(viii) the Borrowers shall have delivered (A) projections for the Person whose Equity Interests or assets are proposed to be acquired, (B) updated pro forma projections for Horizon Pharma and its Subsidiaries evidencing compliance on a pro forma basis with Section 6.12 for the 12 calendar months following the date of such Acquisition (on a quarter-by-quarter basis), in form and content reasonably acceptable to Administrative Agent and the Required Lenders and (C) updated disclosure schedules to this Agreement and to each of the other Loan Documents solely with respect to such Acquisition (to the extent not prohibited by the terms hereof and thereof), as applicable; provided, that (x) in no event may any disclosure schedule be updated in a manner that would reflect or evidence a Default or Event of Default and (y) any determination of Consolidated EBITDA of Horizon Pharma and its Subsidiaries for such 12 calendar month period shall include only such post-acquisition cost saving adjustments which are mutually agreed upon by the Borrowers and the Administrative Agent;

(ix) either (A) (x) Consolidated EBITDA of Horizon Pharma and its Subsidiaries for the most recently ended two fiscal quarter period, taken as a single accounting period, shall have been greater than or equal to $12,000,000 and (y) immediately after giving effect to any such Acquisition, Liquidity of the Credit Parties shall have been greater than or equal to $10,000,000 or (B) (x) Consolidated EBITDA of Horizon Pharma and its Subsidiaries for the most recently ended two fiscal quarter period, taken as a single accounting period, shall have been greater than or equal to zero, (y) immediately after giving effect to any such Acquisition, Liquidity shall have been greater than or equal to $10,000,000 and (z) Consolidated EBITDA of the Person whose Equity Interests or assets are proposed to be acquired for each of the two and four quarter period most recently ended prior to the date of the consummation of such Acquisition (adjusted for any Specified Synergies as though such Specified Synergies had been realized on the first day of such period) is greater than zero; and

(x) at least five (5) Business Days prior to the proposed date of consummation of the Acquisition, Borrowers shall have delivered to the Administrative Agent an officer’s certificate signed by a Responsible Officer certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Change.

“Permitted Indebtedness” is:

(a) Credit Parties’ Indebtedness to the Lenders under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on Schedule 14.1 hereto;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(g) (i) Indebtedness to SVB or another financial institution with respect to Borrowers’ credit card program and other cash management services provided that the amount of such Indebtedness shall at no time exceed $1,500,000 and (ii) unsecured Indebtedness to Wright Express Financial Services in respect of credit card obligations for gas purchases and/or vehicle maintenance in an aggregate amount outstanding not to exceed $120,000 at any time;

(h) Investments set forth in clause (f) of the definition of Permitted Investments, to the extent constituting Indebtedness; provided any such Indebtedness is subordinated to the Obligations (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to the Required Lenders);

(i) reimbursement and indemnification obligations of Horizon to SVB or another financial institution in respect of a Letter of Credit issued by SVB or another financial institution in respect of Horizon’s lease of certain premises described as Suite Nos. 520 and 550, of the project now known as Corporate 500 Centre whose address is 520 Lake Cook Road, Deerfield, IL 60015 in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000);

(j) guaranties by a Credit Party of Permitted Indebtedness of another Credit Party; and

(k) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon any Credit Party or its Subsidiaries, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Investments in Subsidiaries) existing on the Effective Date and shown on Schedule 14.2 hereto;

(b) Investments consisting of Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d) subject to Section 6.6, Investments consisting of deposit accounts or securities accounts;

(e) Investments by Horizon Pharma or any of its Subsidiaries pursuant to a Permitted License;

(f) (i) Investments by any Credit Party in or to any other Credit Party, (ii) Investments by Borrowers in the Horizon AG Intercompany Note and the Additional Horizon AG Intercompany Note made prior to and existing on the Effective Date (provided that any additional Investments in the Horizon AG Intercompany Note and the Additional Horizon AG Intercompany Note made from and after the Effective Date shall be subject to the provisions of the following clause (iii)), and (iii) provided no Event of Default has occurred and is continuing, Investments by Horizon Pharma in Horizon AG (which Investments shall be made through an increase in the amount of the Horizon AG Intercompany Note and/or the Additional Horizon AG Intercompany Note) (including Investments constituting payments payable by any Credit Party to Horizon AG pursuant to any Permitted License) solely to the extent required to finance (x) the payment of operating expenses incurred by Horizon AG and Horizon GmbH in the ordinary course of business solely in connection with Horizon AG’s LODOTRA program provided that (A) the amount of such Investments in any fiscal year shall not exceed an amount for such fiscal year as set forth on Schedule 14.3 hereto, and (B) both immediately before and immediately after giving effect to any such Investment, the sum of all cash and Cash Equivalents of all Foreign Subsidiaries of Horizon Pharma, collectively, shall not exceed $5,000,000; and (y) the purchase of a LODOTRA inspection machine in the amount of €300,000 plus set up, calibration and maintenance costs of approximately €40,000 in the first year following such purchase, and annual maintenance costs thereafter of approximately €14,000 per year, in each case net of applicable taxes;

(g) Investments consisting of (x) travel advances and employee relocation loans and other employee advances in the ordinary course of business, and (y) loans to employees, officers or directors relating to the purchase of equity securities of Horizon Pharma pursuant to employee stock purchase plans or agreements approved by Horizon Pharma’s Board of Directors, so long as the aggregate amount of all such loans made pursuant to this clause (g) does not exceed Five Hundred Thousand Dollars ($500,000);

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of any Credit Party in any Subsidiary;

(j) joint ventures or strategic alliances in the ordinary course of business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, but in no event consisting of cash investments;

(k) the Investment by Horizon Pharma in Horizon AG on the Effective Date in an amount not to exceed $3,909,107.39, plus any true-up amount payable in connection with the conversion of the portion thereof to be converted to Euros following the Effective Date, which Investment shall be used solely to repay all Indebtedness outstanding under the Existing Kreos Loan Agreement (which Investment shall be made through an increase in the amount of the Horizon AG Intercompany Note and/or the Additional Horizon AG Intercompany Note); and

(l) Permitted Acquisitions.

“Permitted Licenses” means (a) a non-exclusive or exclusive as to geography other than the United States license of (or covenant not to sue with respect to) Intellectual Property or grant of distribution, co-promotion or similar commercial rights to third parties (other than Horizon AG and Horizon GmbH) in the ordinary course of business, (b) subject to prior satisfaction of the requirements set forth in the following sentence, an exclusive as to geography within the United States license of Intellectual Property or grant of distribution, co-promotion or similar commercial rights to third parties in the ordinary course of business, (c) non-exclusive licensing of (or granting of a covenant not to sue with respect to) technology or Intellectual Property, granting of distribution, co-promotion or similar commercial rights, the development of technology or the providing of technical support, (d) non-exclusive or exclusive grant of manufacturing licenses to third parties in the ordinary course of business, (e) intercompany licenses or other similar arrangements among the Credit Parties, and (f) intercompany licenses or grants of distribution, co-promotion or similar commercial rights between the Credit Parties and Horizon AG wherein Horizon AG is the licensor or grantor and one or more Credit Parties are licensees or grantees; provided, however, that the licenses or similar arrangements described in clause (e) above shall not permit exclusive as to geography in the United States licenses of Intellectual Property and shall only permit exclusive as to geography other than the United States licenses of Intellectual Property if a Credit Party retains all rights to such Intellectual Property other than those rights that are the subject of such license. Notwithstanding the foregoing, any license described in clause (b) above shall not be a Permitted License hereunder unless and until (i) Horizon Pharma shall have given written notice to the Administrative Agent and the Lenders of such proposed license, which notice shall (A) identify the parties to the proposed license, (B) include a description of the material terms and conditions of such proposed license and (C) include copies of any and all agreements relating to such proposed license, to the Administrative Agent and to each Lender in accordance with Section 11 hereof, (ii) the Administrative Agent, at the direction of the Required Lenders, shall have given its written consent to such proposed license; provided that, in the event Horizon Pharma does not receive a written denial thereof within ten (10) Business Days after the effective date of delivery of notice as contemplated in clause (ii) in accordance with Section 11.1, then the Administrative Agent, on behalf of the Required Lenders, will be deemed to have given such consent, and Horizon Pharma or its Subsidiary that is a party to such proposed license shall be permitted to enter into such license arrangement, unless the material terms and conditions of such proposed license have changed in any material respect from the terms set forth in the materials provided to the Administrative Agent and the Lenders pursuant to clause (i) above, in which event consent shall not be deemed to have been given by the Administrative Agent until such time as the requirements of clauses (i) and (ii) have been satisfied as to the proposed license, as so amended or modified. Notwithstanding the foregoing, “Permitted Licenses” shall not include any Excluded Licenses entered into after the Effective Date unless consented to in writing by the Required Lenders.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for Taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which such Credit Party maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the IRC, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (including capital leases) (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Permitted Licenses and Liens incurred pursuant to Permitted Licenses;

(e) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as no such Lien secures liabilities in an amount in excess of One Hundred Thousand Dollars ($100,000), individually, or Two Hundred and Fifty Thousand Dollars ($250,000), in the aggregate, when aggregated with all such Liens, and in each case, is not delinquent or remains payable without penalty or is being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 8.4 or 8.7;

(h) subject to Section 6.6, Liens in favor of other financial institutions arising in connection with deposit and/or securities accounts held at such institutions; provided that such Liens relate solely to obligations for administrative and other banking fees and expenses (but not Indebtedness) incurred in the ordinary course of business in connection with the maintenance of such accounts;

(i) statutory or common law Liens of landlords; provided that such landlords shall have waived their respective rights with respect to such Liens pursuant to a landlord waiver agreement between such landlord and the Administrative Agent in form satisfactory to the Administrative Agent and the Required Lenders;

(j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; provided, that at no such time shall the aggregate amount of all such Liens exceed Three Hundred Fifty Thousand Dollars ($350,000);

(k) pledges and deposits securing liability for reimbursement or indemnification obligations in respect of letters of credit or bank guarantees for the benefit of landlords; provided, that at no such time shall the aggregate amount of all such pledges and deposits exceed One Hundred Thousand Dollars ($100,000);

(l) liens on (i) deposit account(s) securing Indebtedness to SVB or another financial institution with respect to Borrowers’ credit card program and other cash management services provided that the amount of such Indebtedness shall at no time exceed One Million Five Hundred Thousand Dollars ($1,500,000), and (ii) cash collateral in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) held at SVB or another financial institution to secure a $250,000 Letter of Credit issued by SVB or another financial institution in respect of Horizon’s lease of certain premises described as Suite Nos. 520 and 550, of the project now known as Corporate 500 Centre whose address is 520 Lake Cook Road, Deerfield, IL 60015; and

(m) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (l), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Transfers” is defined in Section 7.1.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PIK Election Notice” is defined in Section 2.3(a).

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Horizon Pharma or its Subsidiaries or their respective ERISA Affiliates or with respect to which Horizon Pharma or its Subsidiaries are subject to liability (including under Section 4069 of ERISA).

“Platform” is defined in Section 11.2.

“Post Closing Matters Agreement” means that certain Post Closing Matters Agreement dated as of the Effective Date among the Borrowers and the Administrative Agent.

“Preferred Stock” means, as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prepayment Premium” means an amount equal to:

(i)	for a prepayment made on or after the two and one half year anniversary of the Effective Date and prior to the three and one half year anniversary of the Effective Date, eight and one-half percent (8.5%) of the principal amount of such Term Loan prepaid (calculated in a manner to include the accrued portion of payment-in-kind interest that has not yet been capitalized and added to the then outstanding principal amount of the Term Loans as indicated in the applicable PIK Election Notice plus any Special Premium, if any); and

(ii)	for a prepayment made on or after the three and one half year anniversary of the Effective Date and prior to the four and one half year anniversary of the Effective Date, four and one-quarter percent (4.25%) of the principal amount of such Term Loan prepaid (calculated in a manner to include the accrued portion of payment-in-kind interest that has not yet been capitalized and added to the then outstanding principal amount of the Term Loans as indicated in the applicable PIK Election Notice plus any Special Premium, if any).

“Private Side Communications” is defined in Section 11.3.

“Private Siders” is defined in Section 11.3.

“Private Third Party Payor Programs” means all third party payor programs in which any Credit Party or its Subsidiaries participates, including, without limitation, managed care plans, or any other private insurance programs, but excluding all Governmental Payor Programs.

“Pro Rata Share” means with respect each Lender, (i) prior to the initial funding of the Term Loans on the Effective Date, the percentage obtained by dividing (a) the Term Commitment of that Lender by (b) the aggregate Term Commitments of all Lenders and (ii) from and after the initial funding of the Term Loans on the Effective Date, the percentage obtained by dividing (a) the aggregate principal amount of all outstanding Term Loans of that Lender by (b) the aggregate principal amount of all outstanding Term Loans of all Lenders.

“Public Siders” is defined in Section 11.3.

“Register” is defined in Section 2.8(b).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals.

“Regulatory Approval” shall mean all approvals (including where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of the Included Products.

“Reinvestment Eligible Funds” means (a) Net Cash Proceeds from one or more Transfers (other than any Permitted License) not to exceed $5,000,000 in the aggregate received after the Effective Date which, but for the application of Section 2.2(c)(iii), would be required to be used to prepay the Term Loans pursuant to Section 2.2(c)(i) or (b) Extraordinary Receipts from one or more Events of Loss not to exceed $5,000,000 in the aggregate received after the Effective Date which, but for the application of Section 2.2(c)(iii), would be required to be used to prepay the Term Loans pursuant to Section 2.2(c)(ii).

“Reinvestment Notice” is defined in Section 2.2(c)(iii).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, FDA Laws and Health Care Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Required Lenders” means Lenders holding sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loans. For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of any Credit Party.

“Restricted License” is any material license or other agreement with respect to which a Credit Party is the licensee (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement or any other property, or (b) for which a default under or termination of which could interfere with the Administrative Agent’s right to sell any Collateral.

“Royalty Payments” means (a) royalties based on Included Product sales or a share of profits or revenues based on Included Product sales, (b) consideration for sales of Included Products, including any amounts paid by a distributor to Horizon Pharma or its Affiliates as the purchase price for Included Products or (c) milestone payments received by Horizon Pharma or its Affiliates based upon the achievement of any sales milestones associated with Included Product sales, in each case, solely to the extent paid in the ordinary course of business; provided that “Royalty Payments” shall not include Upfront License Fees.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Parties” means the Administrative Agent, each Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Guaranty and Security Agreement dated as of the Effective Date by and among the Credit Parties and the Administrative Agent.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Premium” is defined in Section 2.2(f)(iii).

“Specified Disputes” is defined in Section 5.5(j).

“Specified Lenders” is defined in Section 2.2(c)(v)(2).

“Specified Synergies” means the reduction in costs and related adjustments (net of expenses incurred in connection with achieving any such reductions in costs and/or related adjustments): (a) that were directly attributable to the applicable Permitted Acquisition and are calculated on a basis that is consistent with Regulation S-X or (b) that relate to the applicable Permitted Acquisition that has occurred and that a Responsible Officer of Horizon Pharma reasonably determines in good faith are probable based upon specifically identifiable actions to be taken within 6 months of the date of consummation of the Permitted Acquisition and such costs and related adjustments are identifiable, quantifiable and factually supportable.

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by a Borrower or any of its Subsidiaries of all of the Equity Interests (by merger, stock purchase or otherwise) of any other Person.

“Subordinated Debt” is unsecured indebtedness incurred by any Credit Party that (a) is subordinated in right of payment to the Obligations pursuant to a subordination, intercreditor or other similar agreement that is in form and substance satisfactory to the Administrative Agent and the Required Lenders (which agreement shall include turnover provisions that are satisfactory to the Required Lenders), (b) is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is 91 days after the Term Loan Maturity Date, and (c) does not include any covenants or any agreements, taken as a whole, that are more restrictive or onerous on any Credit Party in any material respect than any comparable covenants in this Agreement.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party. For the avoidance of doubt, any reference to a Subsidiary of any Credit Party or of Horizon Pharma, as the case may be, shall include Horizon UK, Horizon GmbH, Horizon AG and each current or future Person, majority owned or controlled, in each case directly or indirectly, by a Credit Party.

“SVB” means Silicon Valley Bank.

“Swiss Pledge Agreement” means the Share Pledge Agreement between Horizon Pharma and the Administrative Agent dated as of the Effective Date.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including any tax of any kind whatsoever (whether disputed or not) imposed by any Governmental Authority).

“Term Commitment” means the commitment of a Lender to make or otherwise fund any Term Loan and “Term Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Commitment, if any, is set forth on Schedule 1.1, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Commitments as of the Effective Date is $60,000,000.

“Term Loan” is defined in Section 2.2.

“Term Loan Maturity Date” is January 22, 2017.

“Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit C, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, multinational body or any political subdivision thereof (and all related IP Ancillary Rights) and (b) all renewals thereof.

“Transfer” is defined in Section 7.1.

“Transfer Notice” is defined in Section 2.2(c)(i).

“Transfer Prepayment Election” is defined in Section 2.2(c)(i).

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“TTM Revenue” is defined in Section 6.12(b).

“Warrants” are those certain Warrants to Purchase Stock, dated as of the Effective Date, executed by Horizon Pharma in favor of each Lender. The Warrants initially shall be exercisable for 3,277,191 shares of Common Stock in the aggregate, subject to adjustment from time to time in accordance with the provisions of the Warrants.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“UK Security Deed” means the Security Trust Deed among Borrowers, the Lenders and the Administrative Agent dated as of the Effective Date.

“UK Share Charge” means the Charge over Shares between Horizon and the Administrative Agent dated as of the Effective Date.

“Upfront License Fee” means upfront payments, milestone payments (excluding milestone payments received by Horizon Pharma or its Affiliates based upon the achievement of any sales milestones associated with Included Product sales) and other similar license payments such as annual license maintenance payments (including payments in excess of the fair market value of debt or equity securities, but excluding payments equal to the fair market value of debt or equity securities) received by Horizon Pharma or any of its Affiliates as consideration for a Permitted License of Intellectual Property or any Included Product.

“U.S. Lender” is defined in Section 2.6(c).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

HORIZON PHARMA USA, INC., as Borrower

By	/s/ Robert J. De Vaere
Name:	Robert J. De Vaere
Title:	Executive VP and CFO

HORIZON PHARMA, INC., as Borrower

By	/s/ Robert J. De Vaere
Name:	Robert J. De Vaere
Title:	Executive VP and CFO

Signature Page to Loan and Credit Agreement - Horizon

BPC Opportunities Fund LP, as a Lender

By: Beach Point Capital Management LP
As Investment Manager

By	/s/ Carl Goldsmith
Name:	Carl Goldsmith
Title:	Senior Portfolio Manager

Notice Address:

1620 26th Street, Suite 6000N

Santa Monica, California 90404

Phone: (310) 996-9700

Fax : (310) 996-9688

with a copy to:

State Street Loan Servicing Unit

Email: lsutrade3@statestreet.com

Attn: Jim Roth

Phone: (617) 662-4346

Fax: (617) 988-9252

and

International Fund Services

Email: BeachPointWSO-FAX@ifs.statestreet.com

Fax: (212) 651-2387

Signature Page to Loan and Credit Agreement - Horizon

Beach Point Total Return Master Fund, LP, as a Lender

By: Beach Point Capital Management LP
As Investment Manager

By	/s/ Carl Goldsmith
Name:	Carl Goldsmith
Title:	Senior Portfolio Manager

Notice Address:

1620 26th Street, Suite 6000N

Santa Monica, California 90404

Phone: (310) 996-9700

Fax : (310) 996-9688

with a copy to:

State Street Loan Servicing Unit

Email: lsutrade3@statestreet.com

Attn: Jim Roth

Phone: (617) 662-4346

Fax: (617) 988-9252

and

International Fund Services

Email: BeachPointWSO-FAX@ifs.statestreet.com

Fax: (212) 651-2387

Signature Page to Loan and Credit Agreement - Horizon

Royal Mail Pension Plan, as a Lender

By: Beach Point Capital Management LP
As Investment Manager

By	/s/ Carl Goldsmith
Name:	Carl Goldsmith
Title:	Senior Portfolio Manager

Notice Address:

1620 26th Street, Suite 6000N

Santa Monica, California 90404

Phone: (310) 996-9700

Fax : (310) 996-9688

with a copy to:

State Street Loan Servicing Unit

Email: lsutrade3@statestreet.com

Attn: Jim Roth

Phone: (617) 662-4346

Fax: (617) 988-9252

and

International Fund Services

Email: BeachPointWSO-FAX@ifs.statestreet.com

Fax: (212) 651-2387

Beach Point Select Master Fund, LP, as a Lender

By: Beach Point Capital Management LP
As Investment Manager

By	/s/ Carl Goldsmith
Name:	Carl Goldsmith
Title:	Senior Portfolio Manager

Notice Address:

1620 26th Street, Suite 6000N

Santa Monica, California 90404

Phone: (310) 996-9700

Fax : (310) 996-9688

with a copy to:

State Street Loan Servicing Unit

Email: lsutrade3@statestreet.com

Attn: Jim Roth

Phone: (617) 662-4346

Fax: (617) 988-9252

and

International Fund Services

Email: BeachPointWSO-FAX@ifs.statestreet.com

Fax: (212) 651-2387

FHP PHARMA, L.L.C., as a Lender

By: Farallon Capital Management, L.L.C.
Its Manager

By	/s/ Rajiv A. Patel
Name:	Rajiv A. Patel
Title:	Managing Member

Notice Address:

Farallon Capital Management, L.L.C.

One Maritime Plaza, Suite 2100

San Francisco, CA 94111

Attn: Raj Patel

Phone: (415) 421-2132

Fax: (415) 421-2133

Email: rpatel@farcap.com

with a copy to:

Farallon Capital Management, L.L.C.

Attn: Jenny Hsieh

Phone: (415) 421-2132

Fax: (415) 421-2133

Email: jhsieh@farcap.com

Quaker BioVentures II, L.P., as a Lender

By: Quaker BioVentures Capital II, L.P.
Its general partner

By: Quaker BioVentures Capital II, L.L.C.
Its general partner

By	/s/ Richard S. Kollender
Name:	Richard S. Kollender
Title:	Vice President

Notice Address:

Quaker BioVentures II, L.P.

2929 Arch Street, Suite 1650

Philadelphia, PA 19104-2868

Attn: Richard S. Kollender

Phone: (215) 988-6814

Fax: (215) 988-6801

Email: rkollender@quakerpartners.com

Signature Page to Loan and Credit Agreement - Horizon

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By	/s/ Beata Konopko
Name:	Beata Konopko
Title:	Director

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Term Loans

Lender	Term Commitment	Commitment Percentage
FHP PHARMA, L.L.C.	$25,000,000	41.6667%
BPC Opportunities Fund	$10,000,000	16.6667%
Beach Point Total Return Master Fund	$5,000,000	8.3333%
Beach Point Select Master Fund	$2,000,000	3.3333%
Royal Mail Pension Plan	$8,000,000	13.3333%
Quaker BioVentures II, L.P.	$10,000,000	16.6667%

TOTAL	$60,000,000	100.00%

B-1

EXHIBIT A – LOAN PAYMENT/ADVANCE REQUEST FORM

DISBURSEMENT LETTER

The undersigned, being the duly elected and acting                      of HORIZON PHARMA USA, INC., a Delaware corporation (formerly called HORIZON THERAPEUTICS, INC.) (“Horizon”) and HORIZON PHARMA, INC., a Delaware corporation (“Horizon Pharma” and together with Horizon, each a “Borrower” and, collectively, jointly and severally, the “Borrowers”) with offices located at 520 Lake Cook Road, Deerfield, IL 60015, does hereby certify to CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent (the “Administrative Agent”) and the Lenders (as defined below) in connection with that certain Loan and Security Agreement dated as of February 22, 2012 by and among Administrative Agent, Borrowers, and the lenders (the “Lenders”) party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrowers in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) as of the date hereof.

2. No event or condition has occurred that would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrowers are in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Term Loans to be made on or about the date hereof have been satisfied or waived by Administrative Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is a Responsible Officer.

7. The proceeds of the Term Loans shall be disbursed as set forth on Attachment A hereto.

Dated:             , 2012

[signature pages follow]

HORIZON PHARMA USA, INC., as Borrower

By
Name:
Title:

HORIZON PHARMA, INC., as Borrower

By
Name:
Title:

EXHIBIT B -COMPLIANCE CERTIFICATE

TO:	CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent (“Administrative Agent”)

FROM:	HORIZON PHARMA USA, INC. AND HORIZON PHARMA, INC.

The undersigned authorized officer of HORIZON PHARMA USA, INC., a Delaware corporation (formerly called HORIZON THERAPEUTICS, INC.) (“Horizon”) and HORIZON PHARMA, INC., a Delaware corporation (“Horizon Pharma” and together with Horizon, each a “Borrower” and, collectively, jointly and severally, the “Borrowers”) hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of February 22, 2012 by and among Administrative Agent, Borrowers, and the lenders party thereto (the “Lenders”) (the “Loan Agreement”):

(i) Borrowers are in complete compliance for the period ending                      with all required covenants except as noted below;

(ii) No Default or Event of Default has occurred and is continuing, except as noted below;

(iii) Except as noted below, all representations and warranties of Borrowers stated in the Loan Documents are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(iv) Borrowers, and each of their respective Subsidiaries, have timely filed all required tax returns and reports or extensions therefor, and Borrowers, and each of their respective Subsidiaries, have timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrowers and each of their respective Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.9 of the Loan Agreement;

(v) No Liens have been levied or claims made against Borrowers or any of their respective Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Administrative Agent; and

(vi) With respect to Borrower’s leased location at 533 Bryant Street, Suite 6, Palo Alto, California 94301 and each other leased location for which a Borrower has been unable to obtain a landlord’s consent in favor of Lender in accordance with Section 3.1(i) of the Loan Agreement, no default or event of default exists under any lease applicable to such location(s).

Attached are the required documents, if any, supporting our certification(s). The undersigned officer on behalf of Borrowers further certifies that the attached financial statements are prepared in accordance with Applicable Accounting Standards and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

Date:

[signature page follows]

HORIZON PHARMA USA, INC., as Borrower

By
Name:
Title:

HORIZON PHARMA, INC., as Borrower

By
Name:
Title:

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Monthly Financial Statements	30 days after month end	Yes	No	N/A

2)	Quarterly Financial Statements	45 days after quarter end	Yes	No	N/A

3)	Annual Financial Statements	90 days after fiscal year end	Yes	No	N/A

4)	Aged Listings	30 days after quarter end	Yes	No	N/A

5)	Other Statements	5 days after delivery	Yes	No	N/A

6)	SEC Filings	5 days after filing	Yes	No	N/A

7)	Legal Action Notice	Promptly	Yes	No	N/A

8)	Consolidated Plan and Financial Forecast	No later than January 15	Yes	No	N/A

9)	Tax Returns	Within 15 days after filing	Yes	No	N/A

10)	IP Report	Promptly (within 5 Business Days), when required	Yes	No	N/A

11)	Governmental Recommendations	5 Business Days after receipt

	Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

5)			Yes	No	Yes	No

6)			Yes	No	Yes	No

Financial Covenants

1)	Minimum Liquidity + Non-Domestic Liquidity (not to exceed $5,000,000)	$70,000,000 on March 31, 2012	Yes	No	N/A

2)	Minimum Liquidity	$10,000,000 unless consolidated quarterly EBITDA (see Schedule I hereto)≥$6,000,000	Yes	No	N/A

3)	Minimum Net Revenue	See Section 6.12(b)	Yes	No	N/A

Other Matters

	Have there been any changes in management since the last Compliance Certificate?		Yes	No

	Have there been any prohibited Transfers?		Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDERS USE ONLY

Compliance Status	Yes	No

Schedule I to Compliance Certificate

Consolidated EBITDA

Consolidated Net Income for such period	$

plus without duplication, the sum of the following amounts for such period and to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period:

Consolidated Net Interest Expense	$

net income tax expense	$

depreciation expense	$

amortization expense	$

non-cash stock compensation expense recorded pursuant to FASB 123R	$

to the extent actually paid during such period, fees and expenses related to the consummation of the transactions contemplated to be closed on the Effective Date under the Loan Agreement	$

Consolidated EBITDA for such period	$

EXHIBIT C

SECURED PROMISSORY NOTE

$	Dated: , 2012

FOR VALUE RECEIVED, the undersigned, HORIZON PHARMA USA, INC., a Delaware corporation (formerly called HORIZON THERAPEUTICS, INC.) (“Horizon”), HORIZON PHARMA, INC., a Delaware corporation (“Horizon Pharma” and together with Horizon, each a “Borrower” and, collectively, jointly and severally, the “Borrowers”), jointly and severally, HEREBY PROMISE TO PAY to the order of [        ] (“Lender”) the principal amount of [        ] DOLLARS [($        )], plus interest on the aggregate unpaid principal amount hereof at a fixed per annum rate (which rate shall be fixed for the duration of this Note) equal to seventeen percent (17%) per annum, and in accordance with the terms of the Loan and Security Agreement dated as of February 22, 2012 by and among Borrowers, CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrowers shall make quarterly payments of interest only in arrears on the unpaid principal amount of this Note commencing on the first (1st) Payment Date following the date of this Note, and continuing on the Payment Date of each successive quarter thereafter. Interest shall accrue on this Note commencing on, and including, the date of this Note, and shall accrue on this Note, or any portion thereof, for the day on which this Note or such portion is paid.

Interest on this Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Note. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrowers, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrowers to repay the unpaid principal amount of this Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrowers shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrowers’ obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

This debt instrument is being issued with “original issue discount” within the meaning of Section 1273(a) of the United States Internal Revenue Code of 1986, as amended, equal to the stated interest on this debt instrument. The holder may obtain the “issue price”, the amount of original issue discount, the “issue date” and the yield to maturity of this debt instrument by submitting a request for such information to the Borrowers at the following address:

c/o Horizon Pharma, Inc.

520 Lake Cook Road

Deerfield, Illinois 60015

Note Register; Ownership of Note. The ownership of an interest in this Note shall be registered on a record of ownership maintained by Administrative Agent or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrowers shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWERS:

HORIZON PHARMA USA, INC., as Borrower

By
Name:
Title:

HORIZON PHARMA, INC. as Borrower

By
Name:
Title:

EXHIBIT D

FORM OF COOLEY LLP OPINION

EXHIBIT E

FORM OF ASSIGNMENT AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	HORIZON PHARMA USA, INC., a Delaware corporation (formerly called HORIZON THERAPEUTICS, INC.) and HORIZON PHARMA, INC., a Delaware corporation (collectively, “Borrowers”)

4.	Administrative Agent:	CORTLAND CAPITAL MARKET SERVICES LLC, as the administrative agent under the Credit Agreement (in such capacity, the “Administrative Agent”)

5.	Credit Agreement:	The Loan and Security Agreement dated as of February 22, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; each capitalized term used but not defined herein having the meaning given it in the Credit Agreement) among Borrowers, the lenders party thereto and the Administrative Agent.

6.	Assigned Interest:

[1]	Select as applicable.

Facility Assigned	Aggregate Amount of Term Loans for all Lenders	Amount of Term Loans Assigned	Percentage Assigned of Term Loans[2]
Term Loans	$	$		%

[2]	Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted:

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:
Name:
Title:

ANNEX 1 to Assignment and Assumption

HORIZON PHARMA USA, INC. and HORIZON THERAPEUTICS, INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (vii) if it is a Non U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.6(c) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.